UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of

the Securities Exchange Act of 1934 (Amendment No.          )

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Filed by a Party other than the Registrant ☐

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☒	Definitive Proxy Statement
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MEMORIAL RESOURCE DEVELOPMENT CORP.

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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MEMORIAL RESOURCE DEVELOPMENT CORP.

500 Dallas Street, Suite 1800

Houston, Texas 77002

NOTICE OF ANNUAL MEETING OF STOCKHOLDERS

TO BE HELD ON MAY 15, 2015

The 2015 Annual Meeting of Stockholders of Memorial Resource Development Corp. will be held at the Doubletree Hotel Houston Downtown, 400 Dallas Street, Houston, Texas 77002 on May 15, 2015, at 9:00 a.m. local time, to consider the following proposals:

1.    To elect seven members of the board of directors to hold office until our 2016 annual meeting of stockholders or until their respective successors are duly elected and qualified;

2.    To ratify the appointment, by the Audit Committee of the Board of Directors, of KPMG LLP as our independent registered public accounting firm for the fiscal year ending December 31, 2015;

3.    To approve, by a non-binding vote, the compensation of our named executive officers;

4.    To approve, by a non-binding vote, the frequency of stockholder advisory votes on the compensation of our named executive officers; and

5.    To transact such other business as may properly come before the Annual Meeting or any adjournment or postponement thereof.

These matters are more fully described in the accompanying proxy materials. Only stockholders of record at the close of business on March 16, 2015, the record date, are entitled to receive notice of and to vote at the Annual Meeting.

Pursuant to rules adopted by the Securities and Exchange Commission, we have elected to provide access to our proxy solicitation materials primarily via the Internet, rather than mailing paper copies of these materials to each stockholder. On or about April 3, 2014, we will mail to each stockholder of record a Notice of Internet Availability of Proxy Materials with instructions on how to access the proxy materials, vote, or request paper copies.

By Order of the Board of Directors,

Kyle N. Roane
Senior Vice President, General Counsel and Corporate Secretary

Houston, Texas

April 3, 2015

IMPORTANT NOTICE REGARDING THE AVAILABILITY OF PROXY MATERIALS FOR THE ANNUAL MEETING OF STOCKHOLDERS TO BE HELD ON MAY 15, 2015

This Notice of Annual Meeting and Proxy Statement, along with our 2014 Annual Report on Form 10-K, are available free of charge at http://www.proxyvote.com.

YOUR VOTE IS IMPORTANT

Your vote is important. We urge you to review the accompanying Proxy Statement carefully and to submit your proxy as soon as possible so that your shares will be represented at the meeting.

MEMORIAL RESOURCE DEVELOPMENT CORP.

500 Dallas Street, Suite 1800

Houston, Texas 77002

PROXY STATEMENT

2015 ANNUAL MEETING OF STOCKHOLDERS

We have furnished this proxy statement to you because the Board of Directors (the “Board”) of Memorial Resource Development Corp., a Delaware corporation (referred to herein as the “Company,” “Memorial,” “we,” “us” or “our”), is soliciting your proxy to vote at our 2015 Annual Meeting of Stockholders (the “Annual Meeting”) to be held on Friday, May 15, 2015, at 9:00 a.m. local time, at the Doubletree Hotel Houston Downtown, 400 Dallas Street, Houston, Texas 77002. By granting a proxy, you authorize the persons named in the proxy to represent you and vote your shares at the Annual Meeting or any adjournment or postponement of the Annual Meeting. If you attend the Annual Meeting, you may vote in person. If you are not present at the Annual Meeting, your shares may be voted only by a person to whom you have given a proper proxy.

We provide access to our proxy materials to our stockholders on the Internet. Accordingly, on or about April 3, 2015, the Company is sending a Notice of Internet Availability of Proxy Materials (the “Notice of Availability”) to stockholders. Stockholders will have the ability to access the proxy materials, including this proxy statement and voting instructions, on the website referred to in the Notice of Availability or request a printed set of the proxy materials to be sent to them by following the instructions in the Notice of Availability.

INFORMATION ABOUT THE PROXY PROCESS AND VOTING

Why am I receiving these materials?

We have furnished this proxy statement to you because the Board is soliciting your proxy to vote at the Annual Meeting, including at any adjournments or postponements of the Annual Meeting.

Am I entitled to vote at the Annual Meeting?

Only stockholders of record at the close of business on March 16, 2015, the record date for the Annual Meeting (the “Record Date”), are entitled to receive notice of and to vote at the Annual Meeting. At the close of business on the Record Date, there were 191,757,539 shares of common stock outstanding and entitled to vote, with each such share of common stock entitling the holder of record on such date to one vote. There is no cumulative voting.

Stockholder of Record: Shares Registered in Your Name

If, on the Record Date, your shares were registered directly in your name with the transfer agent for our common stock, Wells Fargo Shareowner Services, then you are a stockholder of record. As a stockholder of record, you may vote in person at the Annual Meeting or vote by proxy.

Beneficial Owner: Shares Registered in the Name of a Broker, Bank or Other Agent

If, on the Record Date, your shares were held in an account at a brokerage firm, bank, dealer or other similar organization, then you are the beneficial owner of shares held in “street name,” and these proxy materials are being forwarded to you by that organization. The organization holding your account is considered the stockholder of record for purposes of voting at the Annual Meeting. As a beneficial owner, you have the right to direct your broker or other agent on how to vote the shares in your account. You are also invited to attend the Annual Meeting. However, since you are not the stockholder of record, you may not vote your shares in person at the Annual Meeting unless you request and obtain a valid proxy card from your broker or other agent.

Why did I receive a notice in the mail regarding Internet availability of proxy materials instead of a full set of proxy materials?

As permitted under the rules of the Securities and Exchange Commission (the “SEC”), we are making our proxy materials available to our stockholders electronically via the Internet, rather than mailing paper copies of these materials to each stockholder. On or about April 3, 2015, the Company is sending the Notice of Availability to its stockholders of record as of the Record Date. You will not receive a printed copy of the proxy materials unless you request one. Instead, the Notice of Availability includes (i) instructions on how to access the Company’s proxy materials and vote via the Internet, (ii) the date, time and location of the Annual Meeting, (iii) a description of the matters intended to be acted upon at the Annual Meeting, (iv) a list of the materials being made available electronically, (v) instructions on how a stockholder can request paper copies of the Company’s proxy materials, (vi) any control/identification numbers that a stockholder needs to access the proxy materials, and (vii) information about attending the Annual Meeting and voting in person.

Can I vote my shares by filling out and returning the Notice of Internet Availability of Proxy Materials?

No. The Notice of Availability only identifies the items to be voted on at the Annual Meeting. You cannot vote by marking the Notice of Availability and returning it. The Notice of Availability provides instructions on how to cast your vote. For additional information, please see “—What are the different methods that I can use to vote my shares of common stock?” below.

What am I being asked to vote on?

You are being asked to vote on four proposals:

•	Proposal 1—the election of seven members of the Board to hold office until our 2016 Annual Meeting of Stockholders;

•	Proposal 2—the ratification of the appointment, by the Audit Committee of the Board, of KPMG LLP as our independent registered public accounting firm for the fiscal year ending December 31, 2015;

•	Proposal 3—approval, by a non-binding vote, of the compensation of our named executive officers as reported in this proxy statement; and

•	Proposal 4—approval, by a non-binding vote, of the frequency of holding an advisory votes on the compensation of our named executive officers at an interval of “every one year,” “every two years” or “every three years.”

In addition, you are entitled to vote on any other matters that may properly come before the Annual Meeting.

How does the Board recommend that I vote my shares?

A proxy that is properly completed and returned will be voted at the Annual Meeting in accordance with the instructions on the proxy. If you properly complete and return a proxy, but do not indicate any contrary voting instructions, your shares will be voted in accordance with the Board’s recommendations. The Board’s recommendations can be found with the description of each proposal in this proxy statement. In summary, the Board recommends a vote:

•	Proposal 1—FOR the proposal to elect nominated directors;

•	Proposal 2—FOR the ratification of the selection of KPMG LLP as the independent registered public accounting firm of the Company for the fiscal year ending December 31, 2015;

•	Proposal 3—FOR approving, on an advisory basis, the compensation paid to the Company’s named executive officers as reported in this proxy statement; and

•	Proposal 4—FOR holding an advisory vote on the compensation paid to the Company’s named executive officers at an interval of “every three years.”

If any other business properly comes before the stockholders for a vote at the Annual Meeting, your shares will be voted at the discretion of the holders of the proxy. The Board knows of no matters, other than those previously stated herein, to be presented for consideration at the Annual Meeting.

What are the different methods that I can use to vote my shares of common stock?

If you are a registered stockholder, you may vote your shares or submit a proxy to have your shares voted by one of the following methods:

•	By Internet. You may submit a proxy electronically via the Internet, using the website listed on the Notice of Availability. Please have this card in hand when you log onto the website.

•	By Telephone. You may submit a proxy by telephone using the toll-free number listed on the Notice of Availability. Please have this card in hand when you call.

•	By Mail. You may request a hard copy proxy card by following the instructions on the Notice of Availability and then submitting a proxy by signing, dating and returning your proxy card in the provided pre-addressed envelope.

•	In Person. You may vote in person at the Annual Meeting by completing a ballot; however, attending the meeting without completing a ballot will not count as a vote.

Whether or not you plan to attend the Annual Meeting, we urge you to vote by proxy to ensure your vote is counted. Even if you have submitted a proxy before the Annual Meeting, you may still attend the Annual Meeting and vote in person. In such case, your previously submitted proxy will be disregarded.

If your shares are held in street name, you will receive instructions from the holder of record that you must follow in order for your shares to be voted. Internet and/or telephone voting will also be offered to stockholders owning shares through most banks and brokers.

We provide Internet proxy voting to allow you to vote your shares on-line, with procedures designed to ensure the authenticity and correctness of your proxy vote instructions. However, please be aware that you must bear any costs associated with your Internet access, such as usage charges from Internet service providers and telephone companies.

Can I change my vote after submitting my proxy?

Yes. You may revoke your proxy in writing at any time before it is exercised at the Annual Meeting.

If you are the record holder of your shares, you may revoke your proxy in any one of three ways:

•	You may submit another properly completed proxy with a later date.

•	You may send a written notice that you are revoking your proxy to our Corporate Secretary at 500 Dallas Street, Suite 1800, Houston, Texas 77002.

•	You may attend the Annual Meeting and vote in person. Simply attending the Annual Meeting will not, by itself, revoke your proxy.

If your shares are held by your broker, bank or other agent, you should follow the instructions provided by them.

How are votes counted and how many votes are required to approve each proposal?

For Proposal 1, directors will be elected by a plurality of all votes cast. You may vote “FOR” a nominee to the Board or you may “WITHHOLD” your vote for any nominee you specify or abstain from voting. The nominees who receive the highest number of “FOR” votes will be elected as directors. For Proposals 2 and 3, you may vote (with respect to Proposal 3, on an advisory basis) “FOR,” “AGAINST” or “ABSTAIN.” Proposals 2 and 3 require the affirmative “FOR” vote of a majority of the votes cast by the stockholders present in person or represented by proxy at the Annual Meeting and entitled to vote thereon. For Proposal 4, to approve, on an advisory basis, the frequency of holding an advisory vote on the compensation paid to the Company’s named executive officers, you may vote in favor of holding such advisory vote every one, two or three years, or you may “ABSTAIN” from the vote. The affirmative vote of a majority of the votes cast by the stockholders present in person or represented by proxy at the Annual Meeting and entitled to vote thereon, in favor of one of the voting options contemplated by Proposal 4 is required to approve, on an advisory basis, Proposal 4. If one of the voting options is not adopted by the required vote of the stockholders, the Board will evaluate the votes cast for each of the voting options and will deem the voting option receiving the greatest number of votes to be the voting option approved by the stockholders.

With respect to Proposal 1 to elect directors, withheld votes will be included in the number of shares voting and will have the effect of a vote against the election of a director; however, broker non-votes and abstentions will not have any effect on the outcome of the director elections. With respect to Proposal 2 to ratify our independent auditors, broker discretionary votes and abstentions will be included in the number of shares voting and abstentions will have the effect of a vote against the proposal. With respect to Proposals 3 and 4 to approve (on an advisory basis) executive compensation and the frequency of votes to approve executive compensation, respectively, abstentions will be included in the number of shares voting and will have the effect of a vote against the proposal; however, broker non-votes will not have any effect on the outcome of voting for the proposal.

Will my shares be voted if I don’t provide my proxy and don’t attend the Annual Meeting?

If you do not provide a proxy or vote your shares held in your name, your shares will not be voted.

If you hold your shares in street name, your broker will ask you how you want your shares to be voted. If you give the broker instructions, your shares will be voted as you direct. If you do not give instructions, one of two things can happen, depending on the type of proposal. For certain “routine” matters, even if you do not give your broker instructions on how to vote your shares, the broker may vote your shares in its discretion. This is a broker discretionary vote. The ratification of the appointment of KPMG LLP as our independent registered public accounting firm for the fiscal year ending December 31, 2015 (Proposal 2) is considered routine under applicable rules. For matters not considered “routine,” if you do not give your broker instructions on how to vote your shares, the broker will return the proxy card without voting on that proposal. This is a broker non-vote. The proposals to elect directors (Proposal 1), to approve, on an advisory basis, the Company’s executive compensation (Proposal 3) and to approve, on an advisory basis, the frequency of holding an advisory vote on the Company’s executive compensation (Proposal 4) are not considered routine. As a result, no broker may vote your shares on these proposals without your specific instructions.

Who counts the votes?

We have engaged Broadridge Financial Solutions, Inc., as our independent agent, to receive and tabulate votes at the Annual Meeting. Broadridge will separately tabulate “For” and “Against” votes, abstentions and broker non-votes. Broadridge has also been retained to be our election inspector to certify the results, determine the existence of a quorum and the validity of proxies, and perform any other acts required under the Delaware General Corporation Law.

What is the quorum requirement?

A quorum of stockholders is necessary to hold a valid meeting. A quorum will be present if the holders of a majority in voting power of the shares of common stock outstanding and entitled to vote are present in person or represented by proxy at the Annual Meeting.

Your shares will be counted towards the quorum only if you submit a valid proxy vote or vote at the Annual Meeting. Abstentions and broker non-votes will be counted towards the quorum requirement. If there is no quorum, either the chairperson of the Annual Meeting or a majority in voting power of the stockholders entitled to vote at the Annual Meeting, present in person or represented by proxy, may adjourn the Annual Meeting to another time or place.

MRD Holdco LLC (“MRD Holdco”) and certain former management members of WildHorse Resources, LLC (“WildHorse Resources”), as a group, currently control approximately 56% of the voting power entitled to vote at the Annual Meeting. Accordingly, such group has the requisite voting power to constitute a quorum at the Annual Meeting and to ensure the approval of the proposals described in this proxy statement.

Who is paying for this proxy solicitation?

We will bear all costs incurred in the solicitation of proxies, including the preparation, printing and mailing of the Notice of Availability, Notice of Annual Meeting and Proxy Statement and the related materials. In addition to solicitation by mail, our directors, officers and employees may solicit proxies in person or by telephone, e-mail, facsimile or other means, without additional compensation. We may also reimburse brokerage firms, banks and other agents for the cost of forwarding proxy materials to beneficial owners.

How can I find out the results of the voting at the Annual Meeting?

Voting results will be announced by the filing of a Current Report on Form 8-K within four business days after the Annual Meeting. If final voting results are unavailable at that time, we will file an amended Current Report on Form 8-K within four business days of the day the final results are available.

When are stockholder proposals due for next year’s annual meeting?

To be considered for inclusion in next year’s proxy materials, your proposal must be submitted in writing by December 5, 2015, to our Corporate Secretary at 500 Dallas Street, Suite 1800, Houston, Texas 77002; provided that if the date of the annual meeting is more than 30 days before or after May 15, 2016, the deadline is a reasonable time before we begin to print and send our proxy materials for next year’s annual meeting. If you wish to submit a proposal that is not to be included in our proxy materials for next year’s annual meeting pursuant to the SEC stockholder proposal procedures or to nominate a director, you must do so between January 16, 2016 and February 15, 2016; provided that if the date of that annual meeting is more than 30 days before or more than 60 days after May 15, 2016, you must give notice not earlier than the 120th day before such annual meeting date and not later than the 90th day before such annual meeting date or, if later, the 10th day following the day on which public announcement of the annual meeting date is first made. You are also advised to review our amended and restated bylaws, which contain additional requirements about advance notice of stockholder proposals and director nominations.

What are the implications of being an “emerging growth company”?

We are an “emerging growth company” as that term is used in the Jumpstart Our Business Startups Act of 2012 and, as such, have elected to comply with certain reduced public company reporting and other requirements. These reduced requirements include reduced disclosures about the Company’s executive compensation arrangements. We will remain an emerging growth company until the earlier of (1) the last day of the fiscal year (a) following the fifth anniversary of the completion of our initial public offering, or (b) in which we have total annual gross revenue of at least $1.0 billion or (c) in which we are deemed to be a large accelerated filer, which means the market value of our common stock that is held by non-affiliates exceeds $700 million as of the prior June 30th and (2) the date on which we have issued more than $1.0 billion in non-convertible debt during the prior three-year period.

PROPOSAL 1 — ELECTION OF DIRECTORS

The Board currently consists of seven members.

On June 18, 2014, we entered into a voting agreement with MRD Holdco, WHR Incentive LLC (“WHR Incentive”), a limited liability company beneficially owned by Anthony Bahr (“Bahr”) and Jay Graham (“Graham”), and certain former management members of WildHorse Resources that contributed their ownership of WildHorse Resources to us in connection with the closing of our initial public offering. Among other things, the voting agreement provides that those former management members of WildHorse Resources will vote all of their shares of our common stock as directed by MRD Holdco.

The voting agreement also provides MRD Holdco with the right to designate up to three nominees to the Board, provided that such number of nominees shall be reduced to two, one and zero if Natural Gas Partners VIII, L.P. (“NGP VIII”), Natural Gas Partners IX, L.P. (“NGP IX”) and NGP IX Offshore Holdings, L.P. (“NGP IX Offshore”) (collectively, the “Funds”) and their respective affiliates collectively own less than 35%, 15% and 5%, respectively, of the outstanding shares of our common stock. The voting agreement also requires us and the stockholders party thereto to take all necessary actions, to the fullest extent permitted by applicable law (including with respect to any fiduciary duties under Delaware law), including voting their shares of our common stock, to cause the election of the nominees designated by MRD Holdco. In addition, the voting agreement provides that for so long as MRD Holdco has the right to designate two directors to the Board, we will cause any committee of the Board to include in its membership at least one director designated by MRD Holdco, except to the extent that such membership would violate applicable securities laws or stock exchange rules.

At each annual meeting, our stockholders will elect our directors. Our executive officers and key employees serve at the discretion of the Board. Directors may be removed, either with or without cause, by the affirmative vote of the holders of a majority of our common stock so long as at least 50% of the voting power of all our shares is owned by MRD Holdco and the Funds (or MRD Holdco and the Funds otherwise have the right to vote or direct the vote of at least 50% of the voting power of all our shares). At any other time, directors may be removed for cause only by the affirmative vote of at least 75% of the voting power of our common stock.

The Board has nominated the following individuals for election as directors of the Company to serve for a one year term to expire in 2016 and until either they are re-elected or their successors are elected and qualified:

Tony R. Weber

John A. Weinzierl

Scott A. Gieselman

Kenneth A. Hersh

Robert A. Innamorati

Carol Lee O’Neill

Pat Wood, III

Each of the seven director nominees receiving a plurality of the votes at the Annual Meeting will be elected. The Board recommends that you vote “FOR” the election of each of the nominees listed above.

Unless otherwise instructed, the proxyholders will vote the proxies received by them for the seven nominees named above. The Board has no reason to believe that any of its nominees will be unable or unwilling to serve if elected. If a nominee becomes unable or unwilling to accept nomination or election, either the number of the Company’s directors will be reduced or the proxyholders will vote for the election of a substitute nominee that the board of directors recommends.

THE BOARD UNANIMOUSLY RECOMMENDS THAT STOCKHOLDERS VOTE FOR THE ELECTION OF EACH OF THE NOMINEES.

DIRECTORS

After the Annual Meeting, assuming the stockholders elect the nominees of the Board as set forth in “Proposal 1 —Election of Directors” above, the members of the Board will be:

Name	Age	Position
Tony R. Weber	52	Chairman
John A. Weinzierl	46	Chief Executive Officer and Director
Scott A. Gieselman	52	Director
Kenneth A. Hersh	52	Director
Robert A. Innamorati	67	Director
Carol Lee O’Neill	51	Director
Pat Wood, III	52	Director

Set forth below is biographical information for the nominees. The following includes certain information regarding our directors’ individual experience, qualifications, attributes and skills that led the Board to conclude that they should serve as directors.

Tony R. Weber has served as Chairman of the Board since our formation and as a member of the board of managers of Memorial Resource Development LLC, which has historically owned our predecessor’s business (“MRD LLC”), from September 2011 to June 2014 and a member of the board of directors of Memorial Production Partners GP LLC (“MEMP GP”), the general partner of Memorial Production Partners LP (the “Partnership” or “MEMP”), since September 2011. Mr. Weber currently serves as Managing Partner and Chief Operating Officer for NGP. Prior to joining NGP in December 2003, Mr. Weber was the Chief Financial Officer of Merit Energy Company from April 1998 to December 2003. Prior to that, he was Senior Vice President and Manager of Union Bank of California’s Energy Division in Dallas, Texas from 1987 to 1998. In his role at NGP, Mr. Weber serves on numerous private company boards as well as industry groups, IPAA Capital Markets Committee and Dallas Wildcat Committee. He currently serves on the Dean’s Council of the Mays Business School at Texas A&M University and was a founding member of the Mays Business Fellows Program.

The Board believes that Mr. Weber’s extensive corporate finance, banking and private equity experience bring substantial leadership skill and experience to the Board.

John A. Weinzierl has served as our Chief Executive Officer since our formation, and the Chief Executive Officer of MRD LLC from January 2014 to June 2014 and the Chief Executive Officer and Chairman of MEMP GP since January 2014. Previously, Mr. Weinzierl served as President and Chief Executive Officer of MRD LLC and President, Chief Executive Officer and Chairman of MEMP GP since April 2011. Prior to the completion of the Partnership’s initial public offering in December 2011, Mr. Weinzierl was a managing director and operating partner of NGP from December 2010. From July 1999 to December 2010, Mr. Weinzierl worked in various positions at NGP, where he became a managing director in December 2004. Mr. Weinzierl was appointed a venture partner of NGP from February 2012 to February 2013. From October 2006 until November 2011, Mr. Weinzierl was a director of Eagle Rock Energy G&P, LLC, the indirect general partner of Eagle Rock Energy Partners, L.P., a (i) natural gas gathering, processing and transportation company and (ii) developer of oil and natural gas properties, where he also served on the compensation committee. Mr. Weinzierl is a registered professional engineer in Texas.

The Board believes Mr. Weinzierl’s degree and experience in petroleum engineering and his M.B.A. education, as well as his investment and business expertise honed at NGP, bring valuable strategic, managerial and analytical skills to the board and us.

Scott A. Gieselman has served as a member of the Board since our formation and as a member of MRD LLC’s board of managers from September 2011 to June 2014 and MEMP GP’s board of directors since September 2011. Mr. Gieselman has been a managing director of NGP since April 2007. Mr. Gieselman has served as a member of the board of directors of Rice Energy, Inc. since January 2014. From 1988 to April 2007, Mr. Gieselman worked in various positions in the investment banking energy group of Goldman, Sachs & Co., where he became a partner in 2002.

The Board believes that Mr. Gieselman’s considerable financial and energy investment banking experience, as well as his experience on the boards of numerous private energy companies bring important and valuable skills to the Board.

Kenneth A. Hersh has served as a member of the Board since our formation and as a member of MRD LLC’s board of managers from April 2011 to June 2014 and MEMP GP’s board of directors since April 2011. Mr. Hersh is the Chief Executive Officer of NGP Energy Capital Management and a managing partner of NGP and has served in those or similar capacities since 1989. Mr. Hersh served as a director of NGP Capital Resources Company from November 2004 until September 2014. Mr. Hersh served as a director of Resolute Energy Corporation from September 2009 to March 2012, as a director of Eagle Rock Energy G&P, LLC, the indirect general partner of Eagle Rock Energy Partners, L.P., from March 2006 until June 2011 and Energy Transfer Partners, L.L.C., the indirect general partner of Energy Transfer Partners, L.P., a natural gas gathering and processing and transportation and storage and retail propane company, from February 2004 through December 2009, and served as a director of LE GP, LLC, the general partner of Energy Transfer Equity, L.P., from October 2002 through December 2009. Mr. Hersh currently serves on the Dean’s Council of the Harvard Kennedy School and on the Advisory Councils of the Graduate School of Business at Stanford University and The Bendheim Center for Finance at Princeton University. He is also a member of the World Economic Forum where he has been a featured speaker at its annual meeting held in Davos, Switzerland.

The Board believes that Mr. Hersh brings extensive knowledge to the board and us through his experiences in the energy industry as an investor, involvement in complex energy-related transactions and his position as Chief Executive Officer of NGP Energy Capital Management and co-manager of NGP’s investment portfolio. Mr. Hersh also brings a wealth of industry-specific transactional skills, entrepreneurial ideas and a personal network of public and private capital sources that the Board believes will bring us opportunities that we may not otherwise have.

Robert A. Innamorati has served as a member of the Board since June 2014 and as chairman of the Board’s audit committee since June 2014. Mr. Innamorati has served as President of Robert A. Innamorati & Co. Inc., a private investment and advisory firm, since 1995. He previously served as President of a privately-owned diversified investment company with assets in excess of $1.5 billion from 2007 until 2012. Mr. Innamorati also held positions with Banc One Capital Corporation, Drexel Burnham Lambert & Co. Inc., PaineWebber, Inc. and Blyth Eastman Dillon & Co., Inc. He previously served for six years as a special agent with the United States Secret Service in Washington, D.C. and two years in the United States Marine Corps Reserves. Mr. Innamorati served as a member of the board of directors of MEMP GP from August 2012 until December 2014. Mr. Innamorati served as a board member of The Texas Rangers Baseball Club until February 2013, where he served as chairman of the compensation committee and as a member of the finance committee. Mr. Innamorati has also served as a board member for several private companies.

The board believes that Mr. Innamorati’s extensive corporate finance, banking and private equity experience and audit committee experience brings substantial leadership skill and experience to the Board.

Carol Lee O’Neill has served as a member of the Board since June 2014. Ms. O’Neill has been Vice President of Strategy and Key Initiatives at Barry-Wehmiller Group, a private company engaged in the global equipment business based primarily in the US and Europe since October 2013. From April 2010 to September 2013, Ms. O’Neill was Senior Vice President of Packaging at Spartech Corporation. Prior to that, Ms. O’Neill served as President of Flying Food Group from August 2007 to April 2010. From 1996 to 2007, Ms. O’Neill held various senior management positions at Sealed Air Corporation.

The Board believes that Ms. O’Neill’s considerable financial and leadership experience brings important and valuable skills to the Board.

Pat Wood, III has served as a member of the Board since June 2014. Mr. Wood has served as a principal of Wood3 Resources, an energy infrastructure developer, since July 2005. From 2001 until July 2005, Mr. Wood served as chairman of the Federal Energy Regulatory Commission. From 1995 until 2001, he chaired the Public Utility Commission of Texas. Prior to 1995, Mr. Wood was an attorney with Baker & Botts, a global law firm, and an associate project engineer with Arco Indonesia, an oil and gas company, in Jakarta. Mr. Wood currently serves on the board of directors of Dynegy Inc., Quanta Services Inc. and SunPower Corp.

The Board believes that Mr. Wood’s prior experience in corporate leadership, government and regulatory oversight, in addition to experience in public company board leadership will provide significant contributions to the Board.

CORPORATE GOVERNANCE MATTERS

Code of Conduct

The Board has adopted a code of business conduct and ethics (the “Code of Conduct”) that applies to all directors, officers and employees, including our principal executive officer, principal financial officer and principal accounting officer. The Code of Conduct is available in the Corporate Governance section of our website at www.memorialrd.com. The purpose of the Code of Conduct is to promote honest and ethical conduct, including the ethical handling of actual or apparent conflicts of interest between personal and professional relationships; to promote full, fair, accurate, timely and understandable disclosure in periodic reports required to be filed by us; and to promote compliance with all applicable rules and regulations that apply to us and our officers.

Board Composition

We have seven directors. Assuming that the group consisting of MRD Holdco and certain former management members of WildHorse Resources management continue to control more than 50% of our common stock, we intend to continue to avail ourselves of the “controlled company” exception under NASDAQ rules, which eliminates the requirements that we (i) have a majority of independent directors, (ii) maintain a compensation committee or (iii) maintain an independent nominating function. We are required, however, to have an audit committee comprised entirely of independent directors within the permitted “phase-in” period under NASDAQ rules. We are in compliance with this requirement and have an audit committee composed entirely of independent directors.

As a result of the size of that group’s ownership of our common stock, that group is able to control matters requiring stockholder approval, including the election of directors, changes to our organizational documents and significant corporate transactions.

If at any time we cease to be a “controlled company” under NASDAQ rules, the Board will take all action necessary to comply with the NASDAQ rules, including appointing a majority of independent directors to the Board and ensuring we have a compensation committee and a nominating and corporate governance committee, each composed entirely of independent directors, subject to a permitted “phase-in” period. We will cease to qualify as a “controlled company” once that group ceases to control a majority of our voting stock.

The Board currently consists of a single class of directors each serving one year terms. After we cease to be a controlled company, the Board will be divided into three classes of directors, with each class as nearly equal in number as possible, serving staggered three year terms, and such directors being removable only for “cause.”

In evaluating director candidates, the Board will assess whether a candidate possesses the integrity, judgment, knowledge, experience, skill and expertise that are likely to enhance the ability of the Board to manage and direct our affairs and business, including, when applicable, to enhance the ability of committees of the Board to fulfill their duties. We have no minimum qualifications for director candidates. In general, however, the Board will review and evaluate both incumbent and potential new directors in an effort to achieve diversity of skills and experience among our directors and in light of the following criteria:

•	experience in business, government, education, technology or public interests;

•	high-level managerial experience in large organizations;

•	breadth of knowledge regarding our business or industry;

•	specific skills, experience or expertise related to an area of importance to us, such as energy production, consumption, distribution or transportation, government, policy, finance or law;

•	moral character and integrity;

•	commitment to our stockholders’ interests;

•	ability to provide insights and practical wisdom based on experience and expertise;

•	ability to read and understand financial statements; and

•	ability to devote the time necessary to carry out the duties of a director, including attendance at meetings and consultation on company matters.

Although we do not have a policy in regard to the consideration of diversity in identifying director nominees, qualified candidates for nomination to the Board are considered without regard to race, color, religion, gender, ancestry or national origin.

Director Independence

The Board has determined that, under NASDAQ listing standards, Messrs. Innamorati and Wood and Ms. O’Neill are independent directors. In addition, the Board has determined that, under NASDAQ listing standards and taking into account any applicable committee standards and rules under the Securities Exchange Act of 1934, as amended (the “Exchange Act”), Messrs. Innamorati and Wood and Ms. O’Neill are independent directors under the heightened independence requirements for service on an audit committee.

Leadership Structure of the Board

Our bylaws provide the Board with flexibility to combine or separate the positions of Chairman of the Board and Chief Executive Officer and/or the implementation of a lead director in accordance with its determination that utilizing one or the other structure would be in the best interests of our company. Mr. Weber serves as Chairman of the Board and facilitates communications between members of the Board and works with management in the preparation of the agenda for each Board meeting. All of our directors are encouraged to make suggestions for Board agenda items or pre-meeting materials.

The Board has concluded that our current leadership structure is appropriate at this time. However, the Board will continue to periodically review our leadership structure and may make such changes in the future as it deems appropriate.

Role of Board in Risk Oversight Process

Risk assessment and oversight are an integral part of our governance and management processes. The Board encourages management to promote a culture that incorporates risk management into our corporate strategy and day-to-day business operations. Management discusses strategic and operational risks at regular management meetings, and conducts specific strategic planning and review sessions during the year that include a focused discussion and analysis of the risks facing us. Throughout the year, senior management reviews these risks with the Board at regular Board meetings as part of management presentations that focus on particular business functions, operations or strategies, and presents the steps taken by management to mitigate or eliminate such risks.

The Board does not have a standing risk management committee, but rather administers this oversight function directly through the Board as a whole. The Board is responsible for monitoring and assessing strategic risk exposure, and the Audit Committee assists the Board in fulfilling its oversight responsibilities by overseeing our major financial risk exposures and the steps our management has taken to monitor and control these exposures. The Audit Committee also monitors compliance with legal and regulatory requirements and considers and approves or disapproves any related-person transactions.

Committees of the Board of Directors

The Board has established an Audit Committee and may establish such other committees as the Board shall determine from time to time. The Audit Committee composition and responsibilities are described below.

Audit Committee

Messrs. Innamorati and Wood and Ms. O’Neill serve as the members of the Audit Committee. The Board has determined that Mr. Innamorati is an “audit committee financial expert” as defined by the SEC. Each member of the Audit Committee meets the criteria for independence of Audit Committee members set forth in Rule 10A-3(b)(1) under the Exchange Act.

The principal duties of the Audit Committee are to assist the Board in fulfilling its responsibility to oversee management regarding:

•	systems of internal control over financial reporting and disclosure controls and procedures;

•	the integrity of the financial statements;

•	the qualifications, engagement, compensation, independence and performance of the independent auditors and our internal audit function;

•	compliance with legal and regulatory requirements;

•	review of material related party transactions; and

•	compliance with and adequacy of the Code of Conduct and review and, if appropriate, approve any requests for written waivers sought with respect to any executive officer or director under, the Code of Conduct.

Meetings of the Board of Directors, Board and Committee Member Attendance and Annual Meeting Attendance

During 2014, the Board met three times, the Audit Committee met five times and each Board member attended 75% or more of the aggregate of the meetings of the Board and of the committees on which he or she served. We encourage all of our directors and nominees for director to attend the Annual Meeting; however, attendance is not mandatory.

Stockholder Communications with the Board of Directors

Should stockholders wish to communicate with the Board or any specified individual directors, such correspondence should be sent to the attention of the Corporate Secretary at 500 Dallas Street, Suite 1800, Houston, Texas 77002. The mailing envelope must contain a clear notation indicating that the enclosed letter is a “MRD Stockholder-Board Communication” or “MRD Stockholder-Director Communication.” All such letters must identify the author as a stockholder and clearly state whether the intended recipients are all members of the Board or just certain specified individual directors. The Corporate Secretary will forward the communication to the appropriate director or directors.

Compensation Committee Interlocks and Insider Participation

None of our executive officers serve on the board of directors or compensation committee of a company that has an executive officer that serves on the Board. No member of the Board is an executive officer of a company in which one of our executive officers serves as a member of the board of directors or compensation committee of that company.

DIRECTOR COMPENSATION

Our officers or employees who also serve as our directors do not receive additional compensation for their service as a director. Our directors who are not our officers or employees do receive compensation as “non-employee directors.” The following table presents information regarding compensation paid to the non-employee directors during the year ended December 31, 2014.

Name		Fees Earned or Paid in Cash		Restricted Stock Awards (2)		All Other Compensation		Total
Robert A. Innamorati (1)	$	61,610	$	99,997	$	—	$	161,607
Carol Lee O’Neill		54,110		99,997		—		154,107
Pat Wood, III		54,110		99,997		—		154,107

(1)	Mr. Innamorati serves as chairman of the Audit Committee. Mr. Innamorati also served as a member of the board of directors of MEMP GP from August 2012 until December 2014. During the year ended December 31, 2014, Mr. Innamorati earned fees of $91,667, was awarded $100,011 of MEMP restricted common units under the Memorial Production Partners GP LLC Long-Term Incentive Plan (the “MEMP Plan”), and received quarterly distributions of $17,602 from MEMP restricted common units.
(2)	In connection with the closing of our initial public offering in June 2014, each non-employee director was granted 5,263 shares of MRD common stock under the Memorial Resource Development Corp. 2014 Long Term Incentive Plan (the “MRD Plan”). The aggregate grant date fair value of the restricted common stock awards granted under the MRD Plan was calculated by multiplying the number of restricted common shares granted to each director by the closing price of our common stock on the date of grant (i.e., $19.00). For information about assumptions made in the valuation of these awards, see Note 11 of the Notes to Consolidated and Combined Financial Statements included in our Form 10-K filed on March 18, 2015. At December 31, 2014, Messrs. Innamorati and Wood and Ms. O’Neill each had 5,263 shares of restricted common stock outstanding.

For 2015, the following compensation has been approved for the non-employee directors:

•	an annual retainer of $125,000 for each director payable quarterly in arrears;

•	an annual equity grant under the MRD Plan of $125,000 of restricted common stock, which was granted in January 2015, was based on the price per share on the date of grant, and will vest one year from the date of grant; and

•	an additional retainer of $7,500 for service as the chair of the audit committee.

In addition, non-employee directors are reimbursed for all out-of-pocket expenses incurred in connection with attending Board or committee meetings. Each director is indemnified for his or her actions associated with being a director to the fullest extent permitted under Delaware law.

CERTAIN RELATIONSHIPS AND RELATED PARTY TRANSACTIONS

Corporate Restructuring

In connection with our initial public offering, we engaged in restructuring events and transactions with certain affiliates and our existing equity holders. Pursuant to a contribution agreement, MRD LLC contributed to us substantially all of its assets, comprised of: (i) 100% of the ownership interests in Classic Hydrocarbons Holdings, L.P., Classic Hydrocarbons GP Co., L.L.C., Black Diamond Minerals, LLC, Beta Operating Company, LLC, Memorial Resource Finance Corp. and MRD Operating LLC; (ii) 99.9% of the membership interests in WildHorse Resources, the owner of our properties in the Terryville Complex; and (iii) MEMP GP (including MEMP GP’s ownership of 50% of MEMP’s incentive distribution rights). In exchange, we issued 128,665,677 shares of our common stock to MRD LLC, which MRD LLC then immediately distributed to MRD Holdco. We assumed the obligations of MRD LLC under its $350 million 10.00%/10.75% Senior PIK toggle notes due 2018 (“PIK notes”), including the obligation to reimburse MRD LLC for the June 15, 2014 interest payment made on the PIK notes.

Pursuant to another contribution agreement, certain former management members of WildHorse Resources contributed to us their outstanding incentive units in WildHorse Resources, as well as the remaining 0.1% of the membership interests in WildHorse Resources, and we issued 42,334,323 shares of our common stock and paid cash consideration of approximately $30.0 million to such former management members of WildHorse Resources.

Voting Agreement

On June 18, 2014, we entered into a voting agreement with MRD Holdco, WHR Incentive, and certain former management members of WildHorse Resources that contributed their ownership of WildHorse Resources to us in connection with the closing of our initial public offering. Among other things, the voting agreement provides that those former management members of WildHorse Resources will vote all of their shares of our common stock as directed by MRD Holdco.

The voting agreement also provides MRD Holdco with the right to designate up to three nominees to the Board, provided that such number of nominees shall be reduced to two, one and zero if the Funds and their affiliates collectively own less than 35%, 15% and 5%, respectively, of the outstanding shares of our common stock. The voting agreement also requires us and the stockholders party thereto to take all necessary actions, to the fullest extent permitted by applicable law (including with respect to any fiduciary duties under Delaware law), including voting their shares of our common stock, to cause the election of the nominees designated by MRD Holdco. In addition, the voting agreement provides that for so long as MRD Holdco has the right to designate two directors to the Board, we will cause any committee of the Board to include in its membership at least one director designated by MRD Holdco, except to the extent that such membership would violate applicable securities laws or stock exchange rules.

The voting agreement shall terminate (a) as to the former management members of WildHorse Resources as a group, on the first date on which MRD Holdco, the Funds and their respective affiliates and the former management members of WildHorse Resources collectively beneficially own less than 50% of our outstanding shares of common stock and (b) as to any individual former management member of WildHorse Resources, at such time as such former management member no longer beneficially owns any shares of our common stock. The voting agreement shall remain in force and effect with respect to MRD Holdco and the Company until such time as MRD Holdco, the Funds and their respective affiliates collectively beneficially own less than 5% of the outstanding shares of our common stock.

Registration Rights Agreement

In connection with the closing of our initial public offering, we entered into a registration rights agreement with MRD Holdco and former management members of WildHorse Resources, Graham and Bahr. Pursuant to the registration rights agreement, we have agreed to register the sale of shares of our common stock under certain circumstances.

Demand Rights

Subject to the limitations set forth below, each of MRD Holdco, Graham and Bahr (or their permitted transferees) has the right to require us, by written notice, to prepare and file a registration statement registering the offer and sale of a certain number of their shares of common stock. Generally, we are required to provide notice of the request within five business days following the receipt of such demand request to all other holders of registrable securities, who may, in certain circumstances, participate in the registration. Subject to certain exceptions, we will not be obligated to effect a demand registration within 90 days after the closing of any underwritten offering of shares of our common stock. Further, we are not obligated to effect, (i) at the request of MRD Holdco, more than a total of three demand registrations through December 31, 2016 (one of which was effected in November 2014) or, after January 1, 2017, more than one demand registration per calendar year; and (ii) more than two demand registrations at the request of each of Graham or Bahr.

We are also not obligated to effect any demand registration in which the anticipated aggregate offering price included in such offering is less than $50 million. Once we are eligible to effect a registration on Form S-3, any such demand registration may be for a shelf registration statement. We will be required to use all commercially reasonable efforts to maintain the effectiveness of any registration statement until all shares covered by such registration statement have been sold.

In addition, each of MRD Holdco, Graham and Bahr (or their permitted transferees) has the right to require us, subject to certain limitations, to effect a distribution of any or all of their shares of common stock by means of an underwritten offering. In general, any demand for an underwritten offering (other than the first requested underwritten offering made in respect of a prior demand registration and other than a requested underwritten offering made concurrently with a demand registration) shall constitute a demand request subject to the limitations set forth above.

Piggyback Rights

Subject to certain exceptions, if at any time we propose to register an offering of common stock or conduct an underwritten offering, whether or not for our own account, then we must notify MRD Holdco, Graham and Bahr (or their permitted transferees) of such proposal at least five business days before the anticipated filing date or commencement of the underwritten offering, as applicable, to allow them to include a specified number of their shares in that registration statement or underwritten offering, as applicable.

Conditions and Limitations; Expenses

These registration rights are subject to certain conditions and limitations, including the right of the underwriters to limit the number of shares to be included in a registration and our right to delay or withdraw a registration statement under certain circumstances. We will generally pay all registration expenses in connection with our obligations under the registration rights agreement, regardless of whether a registration statement is filed or becomes effective.

Omnibus Agreement

On December 14, 2011, in connection with the closing of MEMP’s initial public offering, MRD LLC entered into an omnibus agreement with MEMP and its general partner. In connection with the restructuring transactions, we succeeded to all of MRD LLC’s duties and obligations under the omnibus agreement.

Pursuant to the omnibus agreement, MEMP is required to reimburse us for all expenses incurred by us (or payments made on MEMP’s behalf) in conjunction with our provision of general and administrative services to MEMP, including, but not limited to, public company expenses and an allocated portion of the salary and benefits of the executive officers of MEMP’s general partner and our other employees who perform services for MEMP or on MEMP’s behalf. MEMP is also obligated to reimburse us for insurance coverage expenses we incur with respect to MEMP’s business and operations and with respect to director and officer liability coverage for the officers and directors of MEMP’s general partner.

Pursuant to the omnibus agreement, we will indemnify MEMP’s general partner and MEMP against (i) title defects and (ii) income taxes attributable to pre-closing ownership or operation of the assets we contributed to MEMP in connection with MEMP’s initial public offering, including any income tax liabilities related to such contribution occurring on or prior to the closing of MEMP’s initial public offering.

Our indemnification obligation survived until December 2014 with respect to title defects and will survive for sixty days after the expiration of the applicable statute of limitations with respect to income taxes. All title claims are subject to a $25,000 per claim de minimus exception and an aggregate $2,000,000 deductible.

Pursuant to the omnibus agreement, MEMP must indemnify us for any liabilities incurred by us attributable to the operating and administrative services provided to MEMP under the omnibus agreement, other than liabilities resulting from our bad faith, fraud, gross negligence or willful misconduct. In addition, we must indemnify MEMP for any liability MEMP incurs as a result of our bad faith or willful misconduct in providing operating and administrative services under the omnibus agreement. We may terminate the omnibus agreement in the event that we cease to be an affiliate of MEMP and may also terminate the omnibus agreement in the event of MEMP’s material breach of the agreement, including failure to pay amounts due thereunder in accordance with its terms.

Under the omnibus agreement, none of the parties thereto nor any of their respective affiliates have any obligation to offer, or provide any opportunity to pursue, purchase or invest in, any business opportunity to any other party or their affiliates. Furthermore, the omnibus agreement does not restrict any of the parties thereto and their respective affiliates from competing with either us, MEMP or MEMP’s general partner.

Beta Management Agreement

On December 12, 2012, MRD LLC entered into a management agreement with its wholly-owned subsidiary, Beta Operating Company, LLC, pursuant to which MRD LLC agreed to provide management and administrative oversight with respect to the services provided by such subsidiary under certain operating agreements with a subsidiary of MEMP, in exchange for an annual management fee. In connection with the restructuring transactions, we succeeded to this management agreement and we receive approximately $0.4 million from MEMP annually under that agreement.

Services Agreement

Upon the closing of our initial public offering, we entered into a services agreement with WildHorse Resources and WildHorse Resources Management Company, LLC (“WHR Management Company”), pursuant to which WHR Management Company agreed to provide operating and administrative services to us for twelve months relating to the Terryville Complex. In exchange for such services, we paid a monthly management fee to WHR Management Company of approximately $1.0 million excluding third party COPAS income credits. In 2014, we paid approximately $6.2 million in aggregate to WHR Management Company in exchange for their services under the services agreement.

The services agreement was terminated effective March 1, 2015. WHR Management Company is a subsidiary of WildHorse Resources II, LLC, an affiliate of the Company. NGP and certain former management members of WildHorse Resources own WildHorse Resources II, LLC.

Gas Processing Agreement

On March 17, 2014, WildHorse Resources entered into a gas processing agreement with PennTex North Louisiana, LLC (“PennTex”). PennTex is a joint venture among certain affiliates of NGP in which MRD Midstream LLC owns a minority interest. Once PennTex’s processing plant becomes operational, it will process natural gas produced from wells located on certain leases owned by WildHorse Resources in the state of Louisiana. The agreement has a 15-year primary term, subject to one-year extensions at either party’s election. WildHorse Resources will pay PennTex a monthly fee, subject to an annual inflationary escalation, based on volumes of natural gas delivered and processed. Once the plant is declared operational, WildHorse Resources will be obligated to pay a minimum processing fee equal to approximately $18.3 million on an annual basis, subject to certain adjustments and conditions. The gas processing agreement requires that the processing plant be operational no later than November 1, 2015.

Classic Pipeline Gas Gathering Agreement & Water Disposal Agreement

On November 1, 2011, Classic Hydrocarbons Operating, LLC (“Classic Operating”) and Classic Pipeline & Gathering, LLC (“Classic Pipeline”), a subsidiary of MRD Holdco, entered into a gas gathering agreement. Pursuant to the gas gathering agreement, Classic Operating dedicated to Classic Pipeline all of the natural gas produced (up to 50,000 MMBtus per day) on the properties operated by Classic Operating within certain counties in Texas through 2020, subject to one-year extensions at either party’s election. On May 1, 2014, Classic Operating and Classic Pipeline amended the gas gathering agreement with respect to Classic Operating’s remaining assets located in Panola and Shelby Counties, Texas. Under the amended gas gathering agreement, Classic Operating agreed to pay a fee of (i) $0.30 per MMBtu, subject to an annual 3.5% inflationary escalation, based on volumes of natural gas delivered and processed, and (ii) $0.07 per MMBtu per stage of compression plus its allocated share of compressor fuel. The amended gas gathering agreement has a term until December 31, 2023, subject to one-year extensions at either party’s election.

On May 1, 2014, Classic Operating and Classic Pipeline entered into a water disposal agreement. The water disposal agreement has a three-year term, subject to one-year extensions at either party’s election. Under the water disposal agreement, Classic Operating agreed to pay a fee of $1.10 per barrel for each barrel of water delivered to Classic Pipeline.

Repurchase of Net Profits Interests

On February 28, 2014, WildHorse Resources repurchased net profits interests from an affiliate of NGP for $63.4 million after customary adjustments. These net profits interests were originally sold to the NGP affiliate upon the completion of certain acquisitions in 2010 by WildHorse Resources.

Dispositions of Oil and Natural Gas Producing Properties to the Partnership

We have divested long-lived producing oil and natural gas properties to the Partnership through the following drop down transactions since January 1, 2014:

•	In April 2014, we sold approximately 15 Bcfe of proved reserves located in East Texas to the Partnership for cash consideration of approximately $33.3 million, including estimated customary post-closing adjustments; and

•	In October 2014, we sold 4.7 Bcfe of proved reserves located in Weld County, Colorado to the Partnership for cash consideration of approximately $15.0 million.

•	In February 2015, we exchanged our East Texas and non-core Louisiana oil and gas properties for all of MEMP’s non-operating interests in the Terryville Complex and approximately $78.0 million in cash.

Procedures for Approval of Related Party Transactions

We maintain a policy for approval of related party transactions. A “related party transaction” is a transaction, arrangement or relationship in which we or any of our subsidiaries was, is or will be a participant, the amount of which involved exceeds $120,000, and in which any related person had, has or will have a direct or indirect material interest. A “related person” means:

•	any person who is, or at any time during the applicable period was, one of our executive officers or one of our directors;

•	any person who is known by us to be the beneficial owner of more than 5% of our common stock;

•	any immediate family member of any of the foregoing persons, which means any child, stepchild, parent, stepparent, spouse, sibling, mother-in-law, father-in-law, son-in-law, daughter-in-law, brother-in-law or sister-in-law of a director, executive officer or a beneficial owner of more than 5% of our common stock, and any person (other than a tenant or employee) sharing the household of such director, executive officer or beneficial owner of more than 5% of our common stock; and

•	any firm, corporation or other entity in which any of the foregoing persons is a partner or principal or in a similar position or in which such person has a 10% or greater beneficial ownership interest.

The policy and procedures for reviewing related party transactions are not formally stated, but they are derived from the Code of Conduct and the charter of the Audit Committee. Under its charter, the Audit Committee is responsible for reviewing all material facts of all related party transactions, including transactions for which disclosure would be required under Item 404(a) of Regulation S-K.

EXECUTIVE OFFICERS

The following table provides information regarding our current executive officers.

Name	Age	Position
John A. Weinzierl	46	Chief Executive Officer and Director
William J. Scarff	59	President
Andrew J. Cozby	48	Senior Vice President and Chief Financial Officer
Larry R. Forney	57	Senior Vice President and Chief Operating Officer
Kyle N. Roane	35	Senior Vice President, General Counsel and Corporate Secretary
Gregory M. Robbins	36	Senior Vice President, Corporate Development
Dennis G. Venghaus	33	Vice President and Chief Accounting Officer

Set forth below is a description of the backgrounds of our executive officers. See “Proposal 1—Election of Directors” for biographical information of John A. Weinzierl.

William J. Scarff has served as our President since our formation, and the President of MRD LLC from January 2014 to June 2014 and MEMP GP since January 2014. From 2000 through January 2014, Mr. Scarff served as President and Chief Executive Officer of several private exploration and production companies sponsored by NGP. Since October 2010, Mr. Scarff served as President and Chief Executive Officer of Propel Energy, LLC. Prior to that, he was President and Chief Executive Officer of Seismic Ventures, Inc. from 2006 to 2009. Since February 2005, Mr. Scarff served as President and Chief Executive Officer of Proton Operating Company, LLC and from 1999 to 2005, he was President and Chief Executive Officer of Proton Energy, LLC and its affiliates. From 1978 to 1999, Mr. Scarff held a variety of positions of increasing responsibility in Marathon Oil Company, Anadarko Production Company, Burlington Resources, Texas Meridian Resource Corporation and Hilcorp Energy Company.

Andrew J. Cozby has served as our Senior Vice President and Chief Financial Officer since November 2014, our Vice President and Chief Financial Officer from April 2014 to November 2014, the Vice President and Chief Financial Officer of MEMP GP since February 2012 and the Vice President, Finance of MRD LLC from April 2011 to June 2014. From February 2011 to April 2011, Mr. Cozby served as Senior Vice President and Chief Financial Officer of Energy Maintenance Services (EMS Global). Prior to that, he was Chief Financial Officer of Greystone Oil & Gas LLP and Greystone Drilling LP from May 2006 to December 2010. From 2000 to May 2006, Mr. Cozby was Director of Finance for Enterprise Products Partners LP and held various corporate finance positions with its affiliates GulfTerra Energy Partners, LP and El Paso Energy Partners, LP. Prior to that, Mr. Cozby held positions with J.P. Morgan from 1998 to 2000.

Larry R. Forney has served as our Senior Vice President and Chief Operating Officer since November 2014, our Vice President and Chief Operating Officer from June 2014 to November 2014, our Vice President, Operations from April 2014 to June 2014, the Vice President and Chief Operating Officer of MEMP GP since January 2013 and the Vice President, Operations and Asset Management of MRD LLC from December 2011 to June 2014. He also served as Vice President, Operations and Asset Management of MEMP GP from December 2011 to December 2012. From August 2008 to December 2011, Mr. Forney served as President of Mossback Management LLC, a private entity providing contract operating and engineering consulting services, including managing all operations and related business functions for Hungarian Horizon Energy, Ltd and Central European Drilling, Ltd in Budapest, Hungary from July 2010 to August 2011. From July 2004 to July 2008, Mr. Forney served as Vice President of Operations for Greystone Oil & Gas LLP and Managing Director of Greystone Drilling LP. Mr. Forney served as Vice President of Operations for Greystone Petroleum LLC from 2002 until 2004. Mr. Forney was Vice President and Treasurer of Goldrus Producing Company from 1997 to 2002. From 1990 to 1997, Mr. Forney held various positions for the Kelley Oil companies, which culminated in his serving concurrently as Vice President of Operations for Kelley Oil Corporation and Vice President of Concorde Gas Marketing. Prior to 1990, Mr. Forney held various drilling, production and facility construction positions with Pacific Enterprises Oil Corporation and Kerr-McGee Corporation. Mr. Forney is a registered professional engineer in Texas.

Kyle N. Roane has served as our Senior Vice President, General Counsel and Corporate Secretary since November 2014, our Vice President, General Counsel and Corporate Secretary from our formation to November 2014, and the Vice President, General Counsel and Corporate Secretary of MRD LLC from January 2014 to June 2014 and MEMP GP since January 2014. Previously, Mr. Roane served as the General Counsel and Corporate Secretary of MRD LLC and MEMP GP since February 2012. From 2005 to February 2012, Mr. Roane practiced corporate and securities law at Akin Gump Strauss Hauer & Feld L.L.P.

Gregory M. Robbins has served as our Senior Vice President, Corporate Development since November 2014, our Vice President, Corporate Development from April 2014 to November 2014 and the Vice President of Corporate Development of MRD LLC from January 2013 to June 2014 and MEMP GP since January 2013. Previously, he served as Treasurer of MRD LLC and MEMP GP from June 2011 to April 2012 and Director of Corporate Development from April 2012 to January 2013. From October 2010 to April 2011, Mr. Robbins served as Vice President and Controller of Quality Electric Steel Castings, LP. Prior to that, he was a Vice President with Guggenheim Partners, LLC from May 2006 to October 2010. Mr. Robbins worked for Wells Fargo Energy Capital, LLC from 2004 to March 2006 and Comerica Bank, Inc. from 2002 to 2004.

Dennis G. Venghaus has served as our Vice President and Chief Accounting Officer since January 2015 and our Chief Accounting Officer since our formation, and the Controller of MRD LLC from January 2012 to June 2014 and MEMP GP since January 2012. Prior to joining MRD LLC and MEMP GP, Mr. Venghaus was with Opportune LLP from June 2010 to January 2012 as a Manager in the Complex Financial Reporting group. From September 2004 through June 2010, he held various positions in the audit practice at PricewaterhouseCoopers LLP in Houston, Texas, primarily serving energy clients. Mr. Venghaus is a Certified Public Accountant.

EXECUTIVE COMPENSATION

As an emerging growth company, we are not required to include a Compensation Discussion and Analysis section and have elected to comply with the scaled disclosure requirements applicable to emerging growth companies.

This executive compensation disclosure provides an overview of the 2014 executive compensation program for our named executive officers (“NEOs”) identified below. For 2014, our NEOs were:

Name	Principal Position
John A. Weinzierl	Chief Executive Officer

William J. Scarff	President

Andrew J. Cozby	Senior Vice President and Chief Financial Officer

Many of our NEOs also serve as executive officers of MEMP GP. MEMP reimburses us for costs and expenses incurred for its or MEMP GP’s benefit pursuant to the terms of the omnibus agreement, including an allocated portion of each such executive’s compensation. See “Certain Relationships and Related Party Transactions—Omnibus Agreement” for more information about the omnibus agreement. We have sole responsibility and authority for compensation-related decisions for our executive officers and other personnel.

We employ a compensation philosophy that emphasizes pay-for-performance, based on a combination of our performance and the individual’s impact on our performance and places the majority of each officer’s compensation at risk. The compensation of our executive and non-executive officers includes a significant component of incentive compensation based on our performance. The performance metrics governing incentive compensation are not tied in any way to the performance of entities other than us. We believe this pay-for-performance approach generally aligns the interests of our executive officers with that of our stockholders, and at the same time enables us to maintain a lower level of base overhead in the event our operating and financial performance fails to meet expectations.

Our executive compensation is designed to attract and retain individuals with the background and skills necessary to successfully execute our business model in a demanding environment, to motivate those individuals to reach near-term and long-term goals in a way that aligns their interest with that of our stockholders, and to reward success in reaching such goals. We use three primary elements of compensation to fulfill that design—salary, cash bonus and long-term equity incentive awards. Cash bonuses and equity incentives (as opposed to salary) represent the performance driven elements. They are also flexible in application and can be tailored to meet our objectives. The determination of specific individuals’ cash bonuses reflects their relative contribution to achieving or exceeding annual goals, and the determination of specific individuals’ long-term incentive awards is based on their expected contribution in respect of longer term performance objectives.

We do not have a defined benefit or pension plan for our executive officers because we believe such plans primarily reward longevity rather than performance. We provide a basic benefits package generally to all employees, which includes a 401(k) plan and health, disability and life insurance.

Summary Compensation Table

Although we were formed in January 2014 and did not incur any cost or liability with respect to compensation, management incentive or retirement benefits for our executive officers for the fiscal year ended December 31, 2013 or for any prior periods, the following table presents the historical executive compensation awarded to, earned by or paid to our predecessor’s named executive officers, John A. Weinzierl, Andrew J. Cozby and Larry R. Forney, for the fiscal year ended December 31, 2013, as well as the compensation awarded to, earned by or paid to our NEOs for the fiscal year ended December 31, 2014. Amounts in the table below are inclusive of amounts allocated to MEMP under the omnibus agreement.

Name and Position(1)	Year	Salary	Bonuses	Restricted Stock Awards (2)	Restricted Unit Awards (3)	All Other Compensation (4)	Total (5)

John A. Weinzierl	2014	$300,000	$—	$3,500,009	$2,800,008	$1,178,246	$7,778,263
(Chief Executive Officer) (6)	2013	187,500	518,750	—	2,249,996	2,618,171	5,574,417

William J. Scarff	2014	$279,167	$320,833	$2,500,001	$1,999,990	$623,354	$5,723,345
(President)

Andrew J. Cozby	2014	$300,000	$280,000	$1,849,992	$1,300,010	$586,100	$4,316,102
(Senior Vice President and Chief Financial Officer)	2013	250,000	259,375	—	1,207,885	1,293,509	3,010,769

Larry R. Forney	2013	$250,000	$259,375	$—	$1,231,255	$1,281,549	$3,022,179
(Senior Vice President and Chief Operating Officer)

(1)	Positions reflect current positions with the Company. In 2013, Mr. Weinzierl was President and Chief Executive Officer of our predecessor, Mr. Cozby was Vice President, Finance of our predecessor, and Mr. Forney was Vice President, Operations and Asset Management of our predecessor. Mr. Scarff joined the Company and our predecessor on January 31, 2014.
(2)	Reflects the aggregate grant date fair value of restricted stock awards in accordance with FASB ASC Topic 718 granted under the MRD Plan calculated by multiplying the number of restricted shares granted to each executive by the closing price of our common stock on the date of grant. For information about assumptions made in the valuation of these awards, see Note 11 of the Notes to Consolidated and Combined Financial Statements included in our Form 10-K filed on March 18, 2015.
(3)	Reflects the aggregate grant date fair value of restricted unit awards in accordance with FASB ASC Topic 718 granted under the MEMP Plan calculated by multiplying the number of restricted units granted to each executive by the closing price of MEMP common units on the date of grant. For information about assumptions made in the valuation of these awards, see Note 11 of the Notes to Consolidated and Combined Financial Statements included in our Form 10-K filed on March 18, 2015.
(4)	Amounts include (i) matching contributions under funded, qualified, defined contribution retirement plans, (ii) one-time performance bonus in both 2013 and 2014, (iii) the dollar value of life insurance premiums paid on behalf of such officer, (iv) the dollar value of short and long term disability insurance premiums paid on behalf of such officer and (v) quarterly distributions on MEMP unit awards.
(5)	Includes, in addition to the grant date fair value of MEMP unit awards described in footnote 2, amounts reimbursed by MEMP for portions of compensation allocated to MEMP.
(6)	Mr. Weinzierl was awarded a grant of 9,695 restricted shares under the MRD Plan and 11,327 MEMP restricted units under the MEMP Plan on January 9, 2015 in lieu of his cash bonus for 2014. The grant date fair value of such awards was determined by multiplying the number of restricted shares and units granted by the closing price of our common stock and MEMP’s common units on the date of grant of $18.05 per share and $15.45 per unit, respectively. The value of these awards has been excluded from the table above as the awards were granted subsequent to fiscal year 2014.

Narrative Disclosure to Summary Compensation Table

The following supplemental table presents the components of “All Other Compensation” for each of our NEOs and our predecessor’s named executive officers for the years ended December 31, 2014 and 2013, respectively:

Name	Year	One-Time Performance Bonus (1)	Distributions Paid On Unit Awards	Matching Contributions 401(k)	Other	Total

John A. Weinzierl	2014	$702,000	$458,156	$15,600	$2,490	$1,178,246
	2013	2,293,200	316,564	5,917	2,490	2,618,171
William J. Scarff	2014	$507,000	$98,346	$15,600	$2,408	$623,354
Andrew J. Cozby	2014	$351,000	$217,010	$15,600	$2,490	$586,100
	2013	1,146,600	129,419	15,000	2,490	1,293,509
Larry R. Forney	2013	$1,146,600	$117,459	$15,000	$2,490	$1,281,549

(1)	Each of these one-time performance bonuses were granted by our predecessor on dates prior to our initial public offering.

The primary elements of compensation for our NEOs are base salary, cash bonuses and long-term equity-based compensation awards. Our NEOs also receive certain retirement, health, welfare and additional benefits as described below.

Compensation Elements	Characteristics	Primary Objective

Base salary	Fixed annual cash compensation. Salaries may be increased from time to time based on our NEOs’ responsibilities and performance.	Recognize performance of job responsibilities and attract and retain talented employees.

Cash bonuses	Performance-based annual cash incentive.	Encourage focus on near-term performance goals and reward achievement of those goals.

Long-term equity incentives	Equity-based compensation awards subject to time and performance based vesting provisions.	Emphasize our long-term growth, encourage maximizing equity value and retain talented employees.

Severance provisions	Salary continuation and COBRA reimbursement upon certain qualifying terminations.	Encourage continued attention and dedication of key individuals and focus their attention when considering strategic alternatives.

Retirement savings 401(k) plan	Qualified 401(k) retirement plan benefits are available for our NEOs and all other full-time employees.	Provide an opportunity for tax-efficient savings.

Health and welfare benefits	Health and welfare benefits are available to our NEOs and other full-time employees.	Provide benefits to meet the health and welfare needs of our employees and their families.

Grants of Plan-Based Awards

The following table sets forth certain information with respect to grants of plan-based awards to our NEOs in 2014.

	Restricted Common Stock Awards			Restricted MEMP Common Unit Awards
Name	Grant Date	All Other Equity Awards: Number of Restricted Shares (#) (1)	Grant Date Fair Value (2)	Grant Date	All Other Equity Awards: Number of Restricted Units (#) (1)	Grant Date Fair Value (3)

John A. Weinzierl	06/18/14	184,211	$3,500,009	05/30/14	125,168	$2,800,008
William J. Scarff	06/18/14	131,579	$2,500,001	05/30/14	89,405	$1,999,990
Andrew J. Cozby	06/18/14	97,368	$1,849,992	05/30/14	58,114	$1,300,010

(1)	Represents the amount of restricted common stock and units awarded to our NEOs under the MRD Plan and MEMP Plan, none of which are tied to performance based criteria.
(2)	Reflects the aggregate grant date fair value of restricted stock awards in accordance with FASB ASC Topic 718 granted under the MRD Plan calculated by multiplying the number of restricted shares granted to each executive by the closing price of our common stock on the date of grant.
(3)	Reflects the aggregate grant date fair value of restricted unit awards in accordance with FASB ASC Topic 718 granted under the MEMP Plan calculated by multiplying the number of restricted units granted to each executive by the closing price of MEMP common units on the date of grant.

Outstanding Equity Awards at December 31, 2014

The following table provides information concerning equity awards outstanding for our NEOs at December 31, 2014.

	Restricted Common Stock Awards			Restricted MEMP Common Unit Awards

Name	Vesting Date (1)	Number of Shares That Have Not Vested (#)	Market Value of Shares That Have Not Vested (2)	Vesting Date (3)	Number of Units That Have Not Vested (#)	Market Value of Units That Have Not Vested (4)

John A. Weinzierl	Various	184,211	$3,321,324	Various	249,928	$3,646,450
William J. Scarff	Various	131,579	$2,372,369	Various	89,405	$1,304,419
Andrew J. Cozby	Various	97,368	$1,755,545	Various	114,027	$1,663,654

(1)	One-fourth of each restricted stock award vests on the first, second, third and fourth anniversaries of the date of grant. Of the 413,158 non-vested restricted stock awards presented in the table, approximately 103,329 vests in each of 2015, 2016, 2017 and 2018.
(2)	Amounts derived by multiplying the total number of restricted common stock awards outstanding for each NEO by the closing price of our common stock at December 31, 2014 of $18.03 per share.
(3)	One-third vests on the first, second, and third anniversaries of each date of grant. Of the 453,360 non-vested restricted MEMP common unit awards presented in the table, approximately 210,286 vests in 2015, 152,179 vests in 2016 and 90,895 vests in 2017. There were 50,088 restricted MEMP common units that vested on January 9, 2015.
(4)	Amounts derived by multiplying the total number of restricted MEMP common unit awards outstanding for each NEO by the closing price of the MEMP common units at December 31, 2014 of $14.59 per unit.

Narrative Disclosure to Outstanding Equity Awards at December 31, 2014 Table

In connection with the successful completion of our initial public offering, we granted certain employees, including our NEOs, bonuses. The bonuses were granted in the form of restricted stock awards that are governed by the MRD Plan described below. The restricted stock awards were granted following the closing of our initial public offering and will vest ratably on a four-year annual vesting schedule.

Option Exercises and Stock Vested

The following table sets forth certain information with respect to equity-based awards held by our NEOs, which vested in 2014.

	Restricted MEMP Common Unit Awards

Name (1)	Vesting Date (2)	Number of Units That Have Vested (#) (3)		Unit Price On Vesting Date		Market Value of Units That Have Vested (4)

John A. Weinzierl	01/09/14	43,070	$	21.99	$	947,109
	05/31/14	41,817		22.37		935,446

Andrew J. Cozby	01/09/14	7,161	$	21.99	$	157,470
	05/31/14	27,342		22.37		611,641

(1)	William J. Scarff joined the Company, our predecessor and MEMP GP as President on January 31, 2014, and did not hold any position with the Company, our predecessor or MEMP GP prior to that time.
(2)	One-third of each restricted unit award vests on the first, second, and third anniversaries of each date of grant.
(3)	Represents gross vesting amounts prior to any units withheld for taxes.
(4)	Amounts derived by multiplying the total number of restricted common unit awards outstanding for each NEO by the closing price of MEMP’s common units on the respective vesting date.

Change in Control Agreements

We have entered into change in control agreements with our executive officers. The change in control agreements continue in effect until the earlier of (i) a separation from service other than on account of a “qualifying termination” (as defined below), (ii) the Company’s satisfaction of all of our obligations under the change in control agreement, or (iii) the execution of a written agreement between the Company and the executive officer terminating the change in control agreement.

Under the terms of each change in control agreement, if an executive’s employment is terminated on account of a qualifying termination, then subject to such executive’s signing and not revoking a separation agreement and release of claims, then such executive will be entitled to:

—	receive a lump sum payment of equal to a specified percentage of such executive’s (a) annual base salary and (b) target bonus, in each case, at the highest rate in effect during the twelve month period prior to the date in which the qualifying termination occurs, which percentage is 250/200/150%;

—	the vesting of all outstanding unvested awards previously granted to such executive under the MRD Plan;

—	reimbursement for the amount of COBRA continuation premiums (less required co-pay) until the earlier of (a) twelve months following the qualifying termination and (b) such time as such executive is no longer eligible for COBRA continuation coverage;

—	financial counseling services for twelve months following the qualifying termination, subject to a maximum benefit of $30,000; and

—	outplacement counseling services for twelve months following the qualifying termination, subject to a maximum value of $30,000.

For purposes of the above, “qualifying termination” means, as to any executive, the separation of service on account of (i) an involuntary termination by the Company without cause or (ii) such executive’s voluntary resignation for good reason, in each case, within six months prior to, or twenty-four months following, a change in control. The term “cause” means (a) such executive’s commission of, conviction for, plea of guilty or nolo contendere to a felony or a crime involving moral turpitude; (b) engaging in conduct that constitutes fraud, gross negligence or willful misconduct that results or would reasonably be expected to result in material harm to the Company or our business or reputation; (c) breach of any material terms of such executive’s employment, including any of our policies or code of conduct; or (d) failure to perform such executive’s duties for the Company. The term “good reason” means the occurrence of one of the following without an executive’s express written consent (i) a material reduction of such executive’s duties, position or responsibilities, or such executive’s removal from such position and responsibilities, unless such executive is offered a comparable position (i.e., a position of equal or greater organizational level, duties, authority, compensation, title and status); (ii) a material reduction by the Company of such executive’s base compensation (base salary and target bonus) as in effect immediately prior to such reduction; or (iii) such executive is requested to relocate (except for office relocations that would not increase such executive’s one way commute by more than 50 miles). The term “change in control” has the meaning ascribed to such term in the MRD Plan and is described in the discussion below under “—MRD 2014 Long Term Incentive Plan—Merger, recapitalization or change in control.”

In the event that the Board determines that payments to be made to an executive under the change in control agreement would constitute excess parachute payments subject to excise tax under Section 4999 of the Internal Revenue Code (the “Code”), then the amount of such payments shall either (i) be reduced so that such payments will not be subject to such excise tax or (ii) paid in full, whichever results in the better net after tax position for the executive.

Indemnification Agreements

We have entered into indemnification agreements with each of our directors and executive officers. These agreements require us to indemnify these individuals to the fullest extent permitted under Delaware law against liability that may arise by reason of their service to us, and to advance expenses incurred as a result of any proceeding against them as to which they could be indemnified. We believe that the limitation of liability provision in our amended and restated certificate of incorporation and the indemnification agreements facilitates our ability to continue to attract and retain qualified individuals to serve as directors and executive officers.

Executive Compensation Plans

The following summarizes the material terms of the long-term incentive compensation plan in which our NEOs are eligible to participate.

MRD 2014 Long Term Incentive Plan

We adopted the MRD Plan for the employees of the Company and our directors. The description of the MRD Plan set forth below is a summary of the material features of the MRD Plan. This summary is qualified in its entirety by reference to the MRD Plan, a copy of which has been filed as Exhibit 10.1 to our current report on Form 8-K filed on June 16, 2014. The purpose of the MRD Plan is to provide a means to attract and retain individuals to serve as our directors and employees by affording such individuals a means to acquire and maintain ownership of awards, the value of which is tied to the performance of our common stock. The restricted stock awards granted in connection with the closing of our initial public offering should be not be interpreted as representative of the MRD Plan awards that may be granted in the future.

The MRD Plan provides for potential grants of: (i) incentive stock options qualified as such under U.S. federal income tax laws (“incentive options”); (ii) stock options that do not qualify as incentive stock options (“nonstatutory options,” and together with incentive options, “options”); (iii) stock appreciation rights; (iv) restricted stock awards; (v) restricted stock units (“RSUs”); (vi) bonus stock; (vii) dividend equivalents, (viii) performance awards; (ix) annual incentive awards; and (x) other stock-based awards (collectively referred to as “awards”).

Administration

The Board administers the MRD Plan pursuant to its terms and all applicable state, federal or other rules or laws, and may delegate its duties and responsibilities as MRD Plan administrator to a committee composed of two or more directors, subject to certain limitations. The MRD Plan administrator has the power to determine to whom and when awards will be granted, determine the amount of awards (measured in cash or in shares of our common stock), proscribe and interpret the terms and provisions of each award agreement (the terms of which may vary), make determinations of fair market value, accelerate the exercise terms of an option, delegate duties under the MRD Plan, terminate, modify or amend the MRD Plan in certain cases and execute all other responsibilities permitted or required under the MRD Plan. The MRD Plan administrator is limited in its administration of the MRD Plan only in the event that a performance award or annual incentive award intended to comply with section 162(m) of the Code requires the Board to be composed solely of “outside” directors at a time when not all directors are considered “outside” directors for purposes of section 162(m) of the Code; at such time any director that is not qualified to grant or administer such an award will recuse himself from the Board’s actions with regard to that award.

Securities Offered

The maximum aggregate number of shares of common stock that may be issued pursuant to any and all awards under the MRD Plan shall not exceed 19,250,000 shares, subject to adjustment due to recapitalization or reorganization, or related to forfeitures or the expiration of awards, as provided under the MRD Plan.

If common stock subject to any award is not issued or transferred, or ceases to be issuable or transferable for any reason, including (but not exclusively) because shares are withheld or surrendered in payment of taxes or any exercise or purchase price relating to an award or because an award is forfeited, terminated, expires unexercised, is settled in cash in lieu of common stock or is otherwise terminated without a delivery of shares, those shares of common stock will again be available for issue, transfer or exercise pursuant to awards under the MRD Plan to the extent allowable by law.

•	Options. We may grant options to eligible persons including: (i) incentive options (only to our employees or those of our subsidiaries) which comply with section 422 of the Code; and (ii) nonstatutory options. The exercise price of each option granted under the MRD Plan will be stated in the option agreement and may vary; however, the exercise price for an option must not be less than the fair market value per share of common stock as of the date of grant (or 110% of the fair market value for certain incentive options), nor may the option be re-priced without the prior approval of our stockholders. Options may be exercised as the Board determines, but not later than ten years from the date of grant. The Board will determine the methods and form of payment for the exercise price of an option (including, in the discretion of the Board, payment in common stock, other awards or other property) and the methods and forms in which common stock will be delivered to a participant.

Stock appreciation rights (“SARs”) may be awarded in connection with an option (or as SARs that stand alone, as discussed below). SARs awarded in connection with an option will entitle the holder, upon exercise, to surrender the related option or portion thereof relating to the number of shares for which the SAR is exercised. The surrendered option or portion thereof will then cease to be exercisable. Such SAR is exercisable or transferable only to the extent that the related option is exercisable or transferable.

•	SARs. A SAR is the right to receive a share of common stock, or an amount equal to the excess of the fair market value of one share of the common stock on the date of exercise over the grant price of the SAR, as determined by the Board. The exercise price of a share of common stock subject to the SAR shall be determined by the Board, but in no event shall that exercise price be less than the fair market value of the common stock on the date of grant. The Board will have the discretion to determine other terms and conditions of a SAR award.

•	Restricted stock awards. A restricted stock award is a grant of shares of common stock subject to a risk of forfeiture, performance conditions, restrictions on transferability and any other restrictions imposed by the Board in its discretion. Restrictions may lapse at such times and under such circumstances as determined by the Board. Except as otherwise provided under the terms of the MRD Plan or an award agreement, the holder of a restricted stock award will have rights as a stockholder, including the right to vote the common stock subject to the restricted stock award or to receive dividends on the common stock subject to the restricted stock award during the restriction period. The Board shall provide, in the restricted stock award agreement, whether the restricted stock will be forfeited and reacquired by us upon certain terminations of employment. Unless otherwise determined by the Board, common stock distributed in connection with a stock split or stock dividend, and other property distributed as a dividend, will be subject to restrictions and a risk of forfeiture to the same extent as the restricted stock award with respect to which such common stock or other property has been distributed.

•	Restricted stock units. RSUs are rights to receive common stock, cash, or a combination of both at the end of a specified period. The Board may subject RSUs to restrictions (which may include a risk of forfeiture) to be specified in the RSU award agreement, and those restrictions may lapse at such times determined by the Board. Restricted stock units may be settled by delivery of common stock, cash equal to the fair market value of the specified number of shares of common stock covered by the RSUs, or any combination thereof determined by the Board at the date of grant or thereafter. Dividend equivalents on the specified number of shares of common stock covered by RSUs may be paid on a current or deferred basis, as determined by the Board on or following the date of grant.

•	Bonus stock awards. The Board will be authorized to grant common stock as a bonus stock award. The Board will determine any terms and conditions applicable to grants of common stock, including performance criteria, if any, associated with a bonus stock award.

•	Dividend equivalents. Dividend equivalents are rights to receive cash, stock, other awards, or other property equal in value to dividends paid with respect to a specified number of shares of common stock. Dividend equivalents may be awarded on a free-standing basis or in connection with another award. The Board may provide that dividend equivalents shall be paid or distributed when accrued or shall be deemed to have been reinvested in additional common stock, awards, or other investment vehicles, and be subject to such restrictions on transferability and risks of forfeiture, as determined by the Board.

•	Performance awards and annual incentive awards. The Board may designate that certain awards granted under the MRD Plan constitute “performance” awards. A performance award is any award the grant, exercise or settlement of which is subject to one or more performance standards. An annual incentive award is an award based on a performance period of the fiscal year, and is also conditioned on one or more performance standards. One or more of the following business criteria for the company, on a consolidated basis, and/or for specified subsidiaries, may be used by the Board in establishing performance goals for such performance awards or annual incentive awards that are intended to meet the “performance-based compensation” criteria of section 162(m) of the Code: (i) earnings per share; (ii) increase in revenues; (iii) increase in cash flow; (iv) increase in cash flow from operations; (v) increase in cash flow return; (vi) return on net assets; (vii) return on assets; (viii) return on investment; (ix) return on capital; (x) return on equity; (xi) economic value added; (xii) operating margin; (xiii) contribution margin; (xiv) net income; (xv) net income per share; (xvi) pretax earnings; (xvii) pretax operating earnings after interest expense and before incentives, service fees and extraordinary or special items; (xviii) pretax earnings before interest, depreciation and amortization; (xix) total stockholder return; (xx) debt reduction; (xxi) market share; (xxii) change in the fair market value of the common stock; (xxiii) operating income; or (xxiv) lease operating expenses. The Board may exclude the impact of any of the following events or occurrences which the Board determines should appropriately be excluded: (i) asset write-downs; (ii) litigation, claims, judgments or settlements; (iii) the effect of changes in tax law or other such laws or regulations affecting reported results; (iv) accruals for reorganization and restructuring programs; (v) any extraordinary, unusual or nonrecurring items as described in the Accounting Standards Codification Topic 225, as the same may be amended or superseded from time to time; (vi) any change in accounting principles as defined in the Accounting Standards Codification Topic 250, as the same may be amended or superseded from time to time; (vii) any loss from a discontinued operation as described in the Accounting Standards Codification Topic 360, as the same may be amended or superseded from time to time; (viii) goodwill impairment charges; (ix) operating results for any business acquired during the calendar year; (x) third party expenses associated with any acquisition by us or any subsidiary; and (xi) to the extent set forth with reasonable particularity in connection with the establishment of performance goals, any other extraordinary events or occurrences identified by the Board. The Board may also use any of the above goals determined on an absolute or relative basis or as compared to the performance of a published or special index deemed applicable by the Board including, but not limited to, the Standard & Poor’s 500 stock index or a group of comparable companies.

•	Other stock-based awards. The Board is authorized, subject to limitations under applicable law, to grant such other awards that may be denominated or payable in, valued in whole or in part by reference to, or otherwise based on, or related to, our common stock, as deemed by the Board to be consistent with the purposes of the MRD Plan. These other awards could include convertible or exchangeable debt securities, other rights convertible or exchangeable into common stock, purchase rights for common stock, awards with value and payment contingent upon performance of the Company or any other factors designated by the Board, and awards valued by reference to the book value of our common stock or the value of securities of or the performance of specified subsidiaries of the Company. The Board shall determine the terms and conditions of these awards.

Performance awards or annual incentive awards granted to eligible persons who are deemed by the Board to be “covered employees” pursuant to section 162(m) of the Code shall be administered in accordance with the rules and regulations issued under section 162(m) of the Code. The Board may also impose individual performance criteria on the awards, which, if required for compliance with section 162(m) of the Code, will be approved by our stockholders. In any calendar year, a covered employee may not be granted an award of more than 2.5 million of our shares of stock, or cash-based award having a value of more than $50 million.

Tax withholding.    At our discretion, subject to conditions that the Board may impose, a participant’s minimum statutory tax withholding with respect to an award may be satisfied by withholding from any payment related to an award or by the withholding of shares of common stock issuable pursuant to the award based on the fair market value of the shares.

Merger, recapitalization or change in control.    If any change is made to our capitalization, such as a stock split, stock combination, stock dividend, exchange of shares or other recapitalization, merger or otherwise, which results in an increase or decrease in the number of outstanding shares of common stock, appropriate adjustments will be made by the Board in the shares subject to an award under the MRD Plan. We will also have the discretion to make certain adjustments to awards in the event of a change in control, such as accelerating the exercisability of options or SARs, requiring the surrender of an award, with or without consideration, or making any other adjustment or modification to the award we feel is appropriate in light of the specific transaction.

A “change in control” is defined in the MRD Plan to mean (i) subject to certain exceptions, the acquisition by a person or group of more than 50% of shares of our outstanding common stock or the total combined voting power of our outstanding securities, (ii) individuals who constitute our incumbent board cease for any reason to constitute at least a majority of the Board, (iii) a merger, consolidation, reorganization or business combination or the sale or other disposition of all or substantially all of our assets or an acquisition of assets of another entity unless following such transaction, (a) our stockholders continue to own more than 50% of the voting power of the resulting entity, (b) no person (excluding any entity controlled by or under common control with NGP Energy Capital Management, L.L.C.) beneficially owns, directly or indirectly, 20% or more of the then outstanding shares of common stock or common equity interests of the resulting entity or the combined voting power of the then outstanding voting securities to the extent that such ownership results solely from ownership of the Company prior to the transaction or event and (c) a majority of the members of the board of directors of the resulting entity were members of our incumbent board at the time of the action of the Board providing for such transaction or event or (iv) approval by our stockholders of the Company’s complete liquidation or dissolution.

MEMP GP Long Term Incentive Plan

In December 2011, the MEMP Plan was adopted for employees, officers, consultants and directors of MEMP GP and any of its affiliates, including the Company and its predecessor, who perform services for MEMP. The MEMP Plan consists of restricted units, phantom units, unit options, unit appreciation rights, distribution equivalent rights, other unit-based awards and unit awards. The MEMP Plan initially limits the number of common units that may be delivered pursuant to awards under the plan to 2,142,221 common units. Common units that are cancelled, forfeited or withheld to satisfy exercise prices or tax withholding obligations will be available for delivery pursuant to other awards. The MEMP Plan is administered by a plan administrator, which is currently the board of directors of MEMP GP.

If an award recipient’s service with MEMP GP or its affiliates is terminated prior to full vesting of the restricted units for any reason, then the award recipient will forfeit all unvested restricted units, except that, if an award recipient’s service is terminated either by MEMP GP (or an affiliate) without “cause” or by the award recipient for “good reason” (as such terms are defined in the restricted unit agreement) within one year following the occurrence of a change of control, all unvested restricted units will become immediately vested in full. If an award recipient’s service with MEMP GP or its affiliates is terminated by (i) MEMP GP with “cause” or (ii) by the award recipient’s resignation and engagement in “Competition” (as such term is defined in the restricted unit agreement) prior to full vesting of the restricted units, then MEMP GP has the right, but not the obligation, to repurchase the restricted units at a price per restricted unit equal to the lesser of (x) the fair market value of such restricted unit as of the date of the repurchase and (y) the price paid by the award recipient for such restricted unit.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The following table sets forth the beneficial ownership of our common stock as of March 1, 2015 by:

•	each entity or person known by us to beneficially own more than 5% of our outstanding common stock;

•	each of our NEOs;

•	each member of the Board; and

•	all of our directors and executive officers as a group.

The amounts and percentages of common stock beneficially owned are reported on the basis of regulations of the SEC governing the determination of beneficial ownership of securities. Under the rules of the SEC, a person is deemed to be a “beneficial owner” of a security if that person has or shares “voting power,” which includes the power to vote or to direct the voting of such security, or “investment power,” which includes the power to dispose of or to direct the disposition of such security. A person is also deemed to be a beneficial owner of any securities of which that person has a right to acquire beneficial ownership within 60 days. Under these rules, more than one person may be deemed a beneficial owner of the same securities and a person may be deemed a beneficial owner of securities as to which he has no economic interest. Except as indicated by footnote and in the next paragraph, the persons named in the table below have sole voting and investment power with respect to all shares of common stock shown as beneficially owned by them. Unless otherwise noted, the mailing address of each person or entity named in the table is 500 Dallas Street, Suite 1800, Houston, Texas 77002.

The group consisting of MRD Holdco, Messrs. Bahr and Graham, and certain other former management members of WildHorse Resources control a majority of our voting common stock. As a result, we will continue to be a “controlled company” within the meaning of the NASDAQ listing rules. However, the number of shares reflected in the table below as beneficially owned by each of the members of that group does not include shares held by the other members of that group that are subject to the terms of the voting agreement pursuant to which, among other things, such group members have agreed to vote as directed by MRD Holdco. Please see “Certain Relationships and Related Party Transactions—Voting Agreement” for more information on the voting agreement.

	Amount and Nature of Beneficial Ownership
Name of Beneficial Owner	Number of Shares of Common Stock Beneficially Owned	Percent of Class

MRD Holdco LLC (“MRD Holdco”)(1)	107,797,592	56.2%
Kenneth A. Hersh(2)	107,797,592	56.2%
Anthony Bahr(3)(4)	12,217,489	6.4%
Jay Graham(3)(4)	12,217,489	6.4%
Tony R. Weber	—	—
John A. Weinzierl(5)	303,906	*
Scott A. Gieselman	—	—
William J. Scarff	136,579	*
Andrew J. Cozby	103,368	*
Robert A. Innamorati	50,315	*
Carol Lee O’Neill	14,688	*
Pat Wood, III	27,188	*
All executive officers and directors as a group (13 persons)	108,764,426	56.7%

    * Less than 1%.

(1)

The board of managers of MRD Holdco has voting and dispositive power over these shares. The board of managers of MRD Holdco consists of John A. Weinzierl, Kenneth A. Hersh, Scott A. Gieselman and Tony R. Weber, none of whom individually have voting and dispositive power over these shares. Each such person expressly disclaims beneficial ownership over these shares, except to the extent of any pecuniary interest therein. MRD Holdco is owned by Natural Gas Partners VIII, L.P. (“NGP VIII”), Natural Gas Partners IX, L.P. (“NGP IX”) and NGP IX Offshore Holdings, L.P. (“NGP IX Offshore”). NGP VIII, NGP IX and NGP IX Offshore may be deemed to share voting and dispositive power over the reported securities; thus, each may also be deemed to be the beneficial owner of these securities. Each of NGP VIII, NGP IX and NGP IX Offshore disclaims beneficial ownership of the reported securities in excess of such entity’s respective pecuniary interest in the securities. G.F.W. Energy VIII, L.P., GFW VIII, L.L.C., G.F.W. Energy IX, L.P. and GFW IX, L.L.C. may be deemed to beneficially own the shares held by MRD Holdco that are attributable to NGP VIII, NGP IX and NGP IX Offshore by virtue of GFW VIII, L.L.C. being the sole general partner of G.F.W. Energy VIII, L.P. (which is the general partner of NGP VIII) and GFW IX, L.L.C. being the sole general partner of G.F.W. Energy IX, L.P. (which is the general partner of NGP IX and NGP IX Offshore). Kenneth A. Hersh, one of our directors and who is an Authorized Member of each of GFW VIII, L.L.C. and GFW IX, L.L.C., may also be deemed to share the power to vote, or to direct the vote, and to dispose, or to direct the disposition, of those shares. Mr. Hersh does not own directly any shares. The reported securities include 33,390,587 shares beneficially owned by WHR Incentive and certain former management members of WildHorse Resources that may be deemed to be beneficially owned pursuant to the voting agreement.
(2)	G.F.W. Energy VIII, L.P., GFW VIII, L.L.C., G.F.W. Energy IX, L.P. and GFW IX, L.L.C. may be deemed to beneficially own the shares held by MRD Holdco that are attributable to NGP VIII, NGP IX and NGP IX Offshore by virtue of GFW VIII, L.L.C. being the sole general partner of G.F.W. Energy VIII, L.P. (which is the general partner of NGP VIII) and GFW IX, L.L.C. being the sole general partner of G.F.W. Energy IX, L.P. (which is the general partner of NGP IX and NGP IX Offshore). Kenneth A. Hersh, one of our directors and who is an Authorized Member of each of GFW VIII, L.L.C. and GFW IX, L.L.C., may also be deemed to share the power to vote, or to direct the vote, and to dispose, or to direct the disposition, of those shares. The reported securities include 33,390,587 shares beneficially owned by WHR Incentive and certain former management members of WildHorse Resources that may be deemed to be beneficially owned pursuant to the voting agreement. Mr. Hersh does not own directly any shares.
(3)	The address for these beneficial owners is 9805 Katy Freeway, Suite 400, Houston, Texas 77024.
(4)	Includes 580,000 shares owned by WHR Incentive LLC, a limited liability company beneficially owned by Messrs. Bahr and Graham. Each of Messrs. Bahr and Graham may be deemed to share voting and dispositive power over the shares held by WHR Incentive LLC; thus, each may also be deemed to be the beneficial owner of these securities. Each of Messrs. Bahr and Graham disclaims beneficial ownership of the reported securities in excess of such individual’s pecuniary interest in the securities.
(5)	Includes 110,000 shares purchased in the directed share program at the closing of our initial public offering by WCFB Interests, LP, a limited partnership which Mr. Weinzierl controls. Mr. Weinzierl disclaims beneficial ownership of the reported securities in excess of his pecuniary interest in such securities.

SECTION 16(A) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

Section 16(a) of the Exchange Act requires the Company’s directors and executive officers, and persons who own more than 10% of a registered class of the Company’s equity securities, to file with the SEC and any exchange or other system on which such securities are traded or quoted, initial reports of ownership and reports of changes in ownership of the Company’s common stock and other equity securities. Officers, directors and more than 10% stockholders are required by the SEC’s regulations to furnish the Company and any exchange or other system on which such securities are traded or quoted with copies of all Section 16(a) forms they filed with the SEC. Based solely on its review of reports and written representations that the Company has received, the Company believes that all required reports were timely filed during the year ended December 31, 2014.

PROPOSAL 2 — RATIFICATION OF APPOINTMENT OF INDEPENDENT REGISTERED

PUBLIC ACCOUNTING FIRM

The Audit Committee has engaged KPMG LLP as our independent registered public accounting firm for the fiscal year ending December 31, 2015, and is seeking ratification of such selection by our stockholders at the Annual Meeting. KPMG LLP has audited our financial statements and/or those of our predecessor since 2010. Representatives of KPMG LLP are expected to be present at the Annual Meeting. They will have an opportunity to make a statement if they so desire and will be available to respond to appropriate questions.

Neither our amended and restated bylaws nor other governing documents or law require stockholder ratification of the selection of KPMG LLP as our independent registered public accounting firm. However, the Audit Committee is submitting the appointment of KPMG LLP to our stockholders for ratification as a matter of good corporate practice. If our stockholders fail to ratify the selection, the Audit Committee will reconsider whether or not to retain KPMG LLP. Even if the selection is ratified, the Audit Committee in its discretion may direct the appointment of a different independent registered public accounting firm at any time during the year if they determine that such a change would be in the best interests of the Company and our stockholders.

Principal Accountant Fees and Services

The following table provides information regarding the aggregate fees incurred by both the Company (or its predecessor) and MEMP to KPMG LLP during the last two fiscal years (dollars in thousand):

	Company or its Predecessor		MEMP

	2014	2013	2014	2013

Audit Fees(1)	$1,242	$931	$1,800	$2,704
Audit Related Fees(2)	n/a	n/a	n/a	n/a
Tax Fees (3)	145	n/a	414	266
All Other Fees (4)	n/a	n/a	n/a	n/a

Total	$1,387	$931	$2,214	$2,970

(1)	Audit fees represent amounts billed for each of the years presented for professional services rendered in connection with those services normally provided in connection with statutory and regulatory filings or engagements including comfort letters, consents and other services related to SEC matters. For 2014 and 2013, those fees primarily related to the (i) audit of our and MEMP’s annual financial statements, (ii) audit of internal controls over financial reporting included in MEMP’s annual reports, (ii) the review of our and MEMP’s quarterly financial statements filed on Form 10-Q, and (iii) services in connection with the MEMP’s acquisitions.
(2)	Audit-related fees represent amounts billed in each of the years presented for assurance and related services that are reasonably related to the performance of the annual audit or quarterly reviews (e.g., audits of benefit plans, due diligence for possible acquisitions or consultations pertaining to new and proposed accounting or regulatory rules). No such services were rendered by KPMG during the years ended December 31, 2014 and 2013.
(3)	Tax fees represent amounts billed in each of the years presented for professional services rendered in connection with tax compliance, tax advice, and tax planning.
(4)	All other fees represent amounts billed in each of the years presented for services not classifiable under the other categories listed in the table above. No such services were rendered by KPMG during the years ended December 31, 2014 and 2013.

Pre-Approval Policies and Procedures

The Audit Committee pre-approves all audit and non-audit services provided by our independent registered public accounting firm. This policy is set forth in the charter of the Audit Committee, which is available at http://www.memorialrd.com.

Board Recommendation

THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR THIS PROPOSAL 2.

REPORT OF THE AUDIT COMMITTEE OF THE BOARD OF DIRECTORS

The material in this report is not “soliciting material,” is not deemed “filed” with the SEC, and is not to be incorporated by reference into any filing of Memorial under the Securities Act of 1933, as amended, or the Securities Exchange Act of 1934, as amended.

The primary purpose of the Audit Committee is to oversee our financial reporting processes on behalf of the Board. The Audit Committee’s functions are more fully described in its charter, which is available on our website at http://www.memorialrd.com. Management has the primary responsibility for our financial statements and reporting processes, including our systems of internal controls. In fulfilling its oversight responsibilities, the Audit Committee reviewed and discussed with management Memorial’s audited financial statements as of and for the year ended December 31, 2014.

The Audit Committee discussed with KPMG LLP, the Company’s independent registered public accounting firm, the matters required to be discussed by Statement on Auditing Standards No. 61, as amended (AICPA, Professional Standards, Vol. 1. AU section 380) as adopted by the Public Company Accounting Oversight Board (“PCAOB”) in Rule 3200T. In addition, the Audit Committee discussed with KPMG LLP their independence, and received from KPMG LLP the written disclosures and the letter required by Ethics and Independence Rule 3526 of the PCAOB. Finally, the Audit Committee discussed with KPMG LLP, with and without management present, the scope and results of KPMG LLP’s audit of such financial statements.

Based on these reviews and discussions, the Audit Committee recommended to the Board that such audited financial statements be included in our 2014 Annual Report on Form 10-K for filing with the SEC. The Audit Committee also has engaged KPMG LLP as our independent registered public accounting firm for 2015 and is seeking ratification of such selection by the stockholders.

Audit Committee Robert A. Innamorati, Chairman Carol Lee O’Neill Pat Wood, III

PROPOSAL 3 — ADVISORY (NON-BINDING) VOTE APPROVING COMPENSATION

OF OUR NAMED EXECUTIVE OFFICERS

Background

As an emerging growth company, we are not required to hold a non-binding advisory vote on the compensation of our NEOs pursuant to Section 14A of the Exchange Act. As a matter of good corporate practice, however, we are electing to provide an advisory, non-binding vote to approve the compensation of our NEOs as disclosed in the tabular disclosure regarding such compensation and the accompanying narrative disclosure set forth in this proxy statement.

Our executive compensation is designed to attract, motivate and retain our executive officers, who are critical to our success. Our NEOs are rewarded for the achievement of our financial and strategic goals and for driving corporate financial performance and stability through base salaries, the opportunity to earn annual cash performance-based bonuses and long-term equity incentive awards. The pay mix provided to our NEOs is designed to align the interests of our executives with those of our stockholders.

Board Recommendation

The Board is asking stockholders to approve on an advisory, non-binding basis, the following resolution at the annual meeting:

RESOLVED, that the stockholders of the Company approve, on an advisory basis, the compensation of the Company’s NEOs, as disclosed in the tabular disclosure regarding such compensation and the accompanying narrative disclosure set forth in this proxy statement.

The say-on-pay vote is advisory, and therefore not binding on the Company or the Board. Although non-binding, the vote will provide information to the Board regarding investor sentiment about our executive compensation philosophy, policies and practices, which the Board will be able to consider when determining executive compensation for the years to come.

THE BOARD UNANIMOUSLY RECOMMENDS THAT STOCKHOLDERS VOTE FOR ADOPTION OF THE RESOLUTION APPROVING THE COMPENSATION OF OUR NEOs, AS DESCRIBED IN THE EXECUTIVE COMPENSATION SECTION OF THIS PROXY STATEMENT.

PROPOSAL 4 — ADVISORY (NON-BINDING) VOTE APPROVING THE FREQUENCY

OF ADVISORY VOTES ON EXECUTIVE COMPENSATION

Background

As an emerging growth company, we are not required to provide a frequency vote pursuant to Section 14A of the Exchange Act. As a matter of good corporate practice, however, we are electing to provide an advisory, non-binding vote regarding the frequency with which stockholders should have an opportunity to provide a say-on-pay vote. We are providing stockholders the option of selecting a frequency of every one, two or three years, or abstaining.

For the reasons described below, we recommend that our stockholders select a frequency of every three years.

•	We are a newly formed company and thus our executive compensation is designed in large part to support long-term value creation. A triennial vote will allow stockholders to better judge our executive compensation in relation to our long-term performance.

•	A triennial vote will provide the Board sufficient time to thoughtfully evaluate the results of the most recent say-on-pay vote, to discuss the implications of the vote with our stockholders and to develop and implement any changes to our executive compensation that may be appropriate in light of the vote.

•	A triennial vote will allow for any changes to our executive compensation to be in place long enough for stockholders to see and evaluate the effectiveness of these changes.

Board Recommendation

This vote is advisory, and therefore not binding on the Company or the Board. Although the vote is non-binding, the Board values the opinions that our stockholders express in their votes and will take into account the outcome of the vote when considering how frequently we should conduct future say-on-pay votes.

THE BOARD UNANIMOUSLY RECOMMENDS THAT STOCKHOLDERS VOTE FOR EVERY THREE YEARS AS THE FREQUENCY OF FUTURE ADVISORY VOTES ON THE COMPENSATION OF OUR NEOs.

ADDITIONAL INFORMATION

Householding of Proxy Materials

The SEC has adopted rules that permit companies and intermediaries (e.g., brokers) to satisfy the delivery requirements for proxy statements, annual reports and a Notice of Internet Availability of Proxy Materials with respect to two or more stockholders sharing the same address by delivering a single proxy statement addressed to those stockholders. This process, which is commonly referred to as “householding,” potentially means extra convenience for stockholders and cost savings for companies.

Brokers with account holders who are Memorial stockholders may be “householding” our proxy materials. One annual report, proxy statement and Notice of Internet Availability of Proxy Materials may be delivered to multiple stockholders sharing an address unless contrary instructions have been received from the affected stockholders. Once you have received notice from your broker that it will be “householding” communications to your address, “householding” will continue until you are notified otherwise or until you notify your broker or the Company that you no longer wish to participate in “householding.”

If, at any time, you no longer wish to participate in “householding” and would prefer to receive a separate annual report, proxy statement or Notice of Internet Availability of Proxy Materials, you may (1) notify your broker, (2) direct your written request to: 500 Dallas Street, Suite 1800, Houston, Texas 77002 or (3) contact our Investor Relations department by telephone at (713) 588-8339. Stockholders who currently receive multiple copies of the proxy materials at their address and would like to request “householding” of their communications should contact their broker. In addition, the Company will promptly deliver, upon written or oral request to the address or telephone number above, a separate copy of the annual report, proxy statement and Notice of Internet Availability of Proxy Materials to a stockholder at a shared address to which a single copy of the documents was delivered.

Other Matters

As of the date of this proxy statement, the Board does not intend to present any matters other than those described herein at the Annual Meeting and is unaware of any matters to be presented by other parties. If other matters are properly brought before the meeting for action by the stockholders, proxies will be voted in accordance with the recommendation of the Board or, in the absence of such a recommendation, in accordance with the judgment of the proxy holder.

Availability of Annual Reports on Form 10-K

We have filed our Annual Report on Form 10-K for the fiscal year ended December 31, 2014 with the SEC. It is available free of charge at the SEC’s website at www.sec.gov. Upon written request, we will provide, without charge, a copy of our Annual Report on Form 10-K for the fiscal year ended December 31, 2014 to any of our stockholders of record, or to any stockholder who owns our common stock listed in the name of a bank or broker as nominee, at the close of business on March 16, 2015. Any request for a copy of our Annual Report on Form 10-K should be mailed to our Corporate Secretary at 500 Dallas Street, Suite 1800, Houston, TX 77002, or by calling (713) 588-8300.

Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting of Stockholders to be held on May 15, 2015. You are requested to cast your proxy as instructed in the Notice of Internet Availability of Proxy Materials whether or not you expect to attend the meeting in person. You may request paper copies of the proxy materials free of charge by following the instructions on the Notice of Internet Availability of Proxy Materials. If you request a paper proxy, please complete, date, and sign the enclosed form of proxy card and return it promptly in the envelope provided. By submitting your proxy promptly, you can help us avoid the expense of follow-up mailings to ensure a quorum so that the meeting can be held. We encourage you to vote via the Internet.

*****

MEMORIAL RESOURCE DEVELOPMENT CORP. 500 DALLAS STREET, SUITE 1800 HOUSTON, TEXAS 77002

WE ENCOURAGE YOU TO TAKE ADVANTAGE OF INTERNET OR TELEPHONE VOTING. BOTH ARE AVAILABLE 24 HOURS A DAY, 7 DAYS A WEEK.

VOTE BY INTERNET - www.proxyvote.com

Use the Internet to transmit your voting instructions and for electronic delivery of information up until 11:59 p.m. Eastern Daylight Time the day before the cut-off date or meeting date. Have your proxy card in hand when you access the web site and follow the instructions to obtain your records and to create an electronic voting instruction form.

ELECTRONIC DELIVERY OF FUTURE PROXY MATERIALS

If you would like to reduce the costs incurred by Memorial Resource Development Corp. in mailing proxy materials, you can consent to receiving all future proxy statements, proxy cards and annual reports electronically via e-mail or the Internet. To sign up for electronic delivery, please follow the instructions above to vote using the Internet and, when prompted, indicate that you agree to receive or access proxy materials electronically in future years.

VOTE BY PHONE - 1-800-690-6903

Use any touch-tone telephone to transmit your voting instructions up until 11:59 p.m. Eastern Daylight Time the day before the cut-off date or meeting date. Have your proxy card in hand when you call and then follow the instructions.

VOTE BY MAIL Mark, sign and date your proxy card and return it in the postage-paid envelope we have provided or return it to Vote Processing, c/o Broadridge, 51 Mercedes Way, Edgewood, NY 11717.

TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS:
M84702-P63127 KEEP THIS PORTION FOR YOUR RECORDS

— — — — — — — — — — — — — — — — — — — — — — — — — — — — — — — — — — — — — — — — — —

THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED. DETACH AND RETURN THIS PORTION ONLY

MEMORIAL RESOURCE DEVELOPMENT CORP.
The Board of Directors recommends a vote “FOR” the nominees listed in Proposal 1, “FOR” Proposals 2 and 3, and “3 YEARS” in Proposal 4.
Vote on Directors

1.	Election of Directors
	Nominees:	For	Against	Abstain	Vote on Proposals			For	Against	Abstain
	1a. Tony R. Weber	☐	☐	☐	2.	Ratification of Appointment of KPMG LLP as Independent Auditor		☐	☐	☐
	1b. John A. Weinzierl	☐	☐	☐	3.	Advisory Vote to Approve Named Executive Officer Compensation		☐	☐	☐
	1c. Scott A. Gieselman	☐	☐	☐			1 Year	2 Years	3 Years	Abstain
	1d. Kenneth A. Hersh 1e. Robert A. Innamorati	☐ ☐	☐ ☐	☐ ☐	4.	Advisory Vote to Approve Frequency of Advisory Votes on Named Executive Officer Compensation	☐	☐	☐	☐
	1f. Carol L. O’Neill 1g. Pat Wood, III	☐ ☐	☐ ☐	☐ ☐

The shares represented by this proxy, when properly executed, will be voted in the manner directed herein by the undersigned stockholder(s). If no direction is made, this proxy will be voted “FOR” the nominees listed in Proposal 1, “FOR” Proposals 2 and 3, and “3 YEARS” in Proposal 4. If any other matters come properly before the meeting, or if cumulative voting is required, the person named in this proxy will vote in their discretion.

	For address changes and/or comments, please check this box and write them on the back where indicated.			☐

Each signatory to this proxy acknowledges receipt from Memorial Resource Development Corp., prior to execution of this proxy, of a notice of Annual Meeting of Stockholders and a proxy statement dated April 3, 2015.

Please sign exactly as your name(s) appear(s) hereon. When signing as attorney, executor, administrator, or other fiduciary, please give full title as such. Joint owners should each sign personally. All holders must sign. If a corporation or partnership, please sign in full corporate or partnership name by authorized officer.

	Signature [PLEASE SIGN WITHIN BOX]		Date		Signature (Joint Owners)			Date

Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting:

The Notice of Annual Meeting and Proxy Statement along with our 2014 Annual Report on

Form 10-K are available free of charge at http://www.proxyvote.com.

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M84703-P63127

MEMORIAL RESOURCE DEVELOPMENT CORP.

THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

ANNUAL MEETING OF STOCKHOLDERS

May 15, 2015

The undersigned hereby appoint(s) John A. Weinzierl, Andrew J. Cozby and Kyle N. Roane, and each of them, as proxies, each with the power to appoint his substitute, and hereby authorizes them to represent and vote, as designated on the reverse side of this proxy, all of the shares of Common Stock of Memorial Resource Development Corp. that the undersigned is entitled to vote at the Annual Meeting of Stockholders to be held at 9:00 a.m., Central Daylight Time, on May 15, 2015, at Doubletree Hotel, 400 Dallas Street, Houston, Texas 77002, and any adjournment or postponement thereof.

THIS PROXY, WHEN PROPERLY EXECUTED, WILL BE VOTED AS DIRECTED BY THE UNDERSIGNED. IF NO SUCH DIRECTIONS ARE MADE, THIS PROXY WILL BE VOTED FOR THE ELECTION OF THE NOMINEES LISTED ON THE REVERSE SIDE FOR THE BOARD OF DIRECTORS AND AS RECOMMENDED BY THE BOARD OF DIRECTORS FOR EACH PROPOSAL.

PLEASE MARK, SIGN, DATE AND RETURN THE PROXY CARD PROMPTLY USING THE ENCLOSED REPLY ENVELOPE.

Address Changes/Comments:

(If you noted any Address Changes/Comments above, please mark corresponding box on the reverse side.)

(CONTINUED AND TO BE SIGNED ON THE REVERSE SIDE)